Exhibit 4.9

EXECUTION COPY

DATED October 12, 2009

SISTEMA JOINT STOCK FINANCIAL CORPORATION

and

ECU GEST HOLDING S.A.

and

SISTEMA TELECOM LLC

and

TELEKOMS OPERATOR LLC

AGREEMENT

for the acquisition of 155,310,126 shares of

Joint Stock Company COMSTAR — United TeleSystems

and 6,715,140,080 shares of

Closed Joint Stock Company United TeleSystems

CLEARY GOTTLIEB STEEN & HAMILTON LLP

City Place House,

55 Basinghall Street,

London EC2V 5EH

THIS AGREEMENT is made on October 12, 2009

BETWEEN:-

(1)                                  Sistema Joint Stock Financial Corporation, a company incorporated in the Russian Federation with the main state registered number 1027700003891, whose registered office is at Mokhovaya Street #13, Bldg 1, Moscow, Russian Federation (“Sistema”); and

(2)                                  ECU Gest Holding S.A., a company incorporated in Luxembourg with the state registered number 199240010730, whose registered office is at L-1628 Luxembourg, 41 rue des Glacis (“ECU Gest”); and

(3)                                  Sistema Telecom LLC, a company incorporated in the Russian Federation with the main state registered number 109774606, whose registered office is at 7 Bolshaya Pirogovskaya Street, Moscow, Russian Federation (“Sistema Telecom” and together with Sistema and ECU Gest the “Vendors”); and

(4)                                  TELEKOMS OPERATOR LLC, a company incorporated in the Russian Federation with the main state registered number 1097746395790, whose registered office is at 8 Presnenskaya Naberezhnaya, bld. 1, 123100 Moscow, Russian Federation  (the “Purchaser”).

Each of the Vendors and the Purchaser shall hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

WHEREAS:-

(A)                              Joint Stock Company COMSTAR — United TeleSystems (“Comstar”) is a company incorporated in the Russian Federation with the main state registered number 1027700003946, whose registered office is at 27/2 Smolenskaya-Sennaya Ploschad, Moscow, Russian Federation. At the Signing Date, Comstar has an authorised share capital of RUR417,940,860 divided into 417,940,860 Comstar Ordinary Shares all of which have been allotted and issued and are fully paid.

(B)                                Closed Joint Stock Company United TeleSystems (“UTS” and together with Comstar the “Target Companies”) is a company incorporated in the Russian Federation with the main state registered number 1047796779535, whose registered office is at 27/2 Smolenskaya-Sennaya Ploschad, Moscow, Russian Federation. At the Signing Date,  UTS has an authorised share capital of RUR6,715,140,080 divided into 6,715,140,080 UTS Ordinary Shares all of which have been allotted and issued and are fully paid.

(C)                                Sistema is the owner and registered holder of 152,241,100 Comstar Ordinary Shares (the “Sistema Comstar Shares”) and 4,654,397,000 UTS Ordinary Shares (the “Sistema UTS Shares”).

(D)                               ECU Gest is the owner and registered holder of 3,069,126 Comstar Ordinary Shares.

(E)                                 UTS is the owner and registered holder of 57,446,760 Comstar Ordinary Shares.

(F)                                 Sistema Telecom is the owner and registered holder of 2,060,743,080 UTS Ordinary Shares.

(G)                                The Vendors have agreed to sell and the Purchaser has agreed to purchase all of the Shares upon and subject to the terms and conditions of this Agreement.

1.                                       INTERPRETATION

1.1                                 In this Agreement, the following words and expressions have the meanings set opposite them:-

“Access Put Payment”

means the payments totaling US$463.6 million made by MGTS Finance S.A. to Access Telecommunications Cooperatief U.A. prior to the date of this Agreement in accordance with an agreement with Access Telecommunications Cooperatief U.A. dated December 6, 2006;

“Accounts”	the audited consolidated financial statements of Comstar for the years ended 31 December 2006, 31 December 2007 and 31 December 2008 prepared in accordance with US GAAP;

“Affiliate”	means with respect to any body corporate, any other body corporate, directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such body corporate;

“Agreement”	this Agreement including its recitals and Schedules;

“Antimonopoly Approvals”	meaning given to this term in Clause 4.1(f);

“Business Day”	any day (excluding a Saturday or Sunday) when commercial banks are open for business in Moscow and Luxembourg;

“CallNet Option”

means the put/call options granted under the Share Sale and Purchase Agreement signed on October 27, 2006 between and among Comstar, KOLKOM Limited, and Virtual Technology Limited regarding the purchase/sale of a 24.9% stake in CallNet Enterprises Limited;

“capital expenditure”	means any amounts spent on a cash basis on purchases of property, plant and equipment, or purchases of intangible assets;

“Completion”	completion of the sale and purchase of the Shares pursuant to Clause 7;

“Comstar”	meaning given to this term in recitals;

“Comstar Ordinary Shares”	ordinary shares with a nominal value of one ruble each in the charter capital of Comstar;

“Comstar Regions”

means Closed Joint Stock Company Comstar Regions, a company incorporated in the Russian Federation, with the main state registered number 1097746419913, whose registered office is at 27/2 Smolenskaya-Sennya Square, Moscow, Russian Federation , established through the merger of (i) closed joint stock company Inter-TV Media, (ii) closed joint stock company Stream-TV, (iii) closed joint stock company Intersvyazservis, (iv) closed joint stock company Strategiya, (v) closed joint stock company Tsifroviye Telefonniye Seti Yug, (vi) closed joint stock company Teleradiotekhnika, and (vii) closed joint stock company Sendi Servis;

“Comstar Regions Reorganization”	means the on-going corporate reorganization resulting in the creation of Comstar Regions as indicated in Schedule 6 hereto;

“Comstar Regions Subsidiaries”	the companies Controlled by Comstar Regions, all of which are set forth in Schedule 1;

“Consideration”	the total consideration payable to the Vendors for the purchase of all of the Shares hereunder, as set out in Clause 3;

“Control”

means, with respect to any body corporate, the ability to direct the management or policies of such body corporate, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise; provided, however, that in all events the direct or indirect ownership of, or the power to direct the vote of, more than fifty percent (50%) of the voting share capital of a body corporate or the power to appoint majority of the board of directors or majority of the management board or to appoint a general director (chief executive officer) of a body corporate shall be deemed to constitute Control of that body corporate (and “Controlling” and “Controlled” shall be construed accordingly);

“Disclosed”	fairly and specifically disclosed in this Agreement, the Disclosure Letter or any Post-Signing Disclosure;

“Disclosure Letter”	the letter in the agreed terms and of even date with this Agreement from the Vendors to the Purchaser, together with the bundle of documents annexed thereto;

“Dispute”	meaning given to this term in Clause 28.2;

“Employee Option Program”	means the employee option program adopted by the board of directors of Comstar on 28 March 2008;

“Encumbrance”

(a)                                 any mortgage, charge, lien, pledge or other encumbrance securing any obligation of any person;

(b)                                any option, right to acquire, right of pre-emption, right of set-off or other arrangement under which money or claims to, or for the benefit of, any person may be applied or set off so as to effect discharge of any sum owed or payable to any person; or

(c)                                 any equity, assignment, hypothecation, title retention, claim, restriction, power of sale or other type of preferential arrangement the effect of which is to give a creditor in respect of indebtedness a preferential position in relation to any asset of a person on any insolvency proceeding of that person; or

(d)                                 any Third Party Right;

“Governmental Entity”

any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority;

“failure notification”	meaning given to this term in Clause 25.3(d);

“FSMA 2000”	the United Kingdom Financial Services and Markets Act 2000 (as amended);

“Group”	together the Target Companies and the Subsidiaries;

“Group Company”	each of the Target Companies and the Subsidiaries;

“Hardware”	any and all computer, telecommunications and network equipment;

“IFRS”	the standards and interpretations adopted by the International Accounting Standards Board and known as the International Financial Reporting Standards;

“Indebtedness”

with respect to any person, (i) all obligations of such person for borrowed funds or funds in the nature of borrowings, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or arising from declared dividends, (iii) all obligations of such person for the subscription price of assets, (iv) all obligations of such person as lessee under leases which shall have been or should be, in accordance with US GAAP, recorded as capital leases, (v) all amounts available to be drawn and the amount of all unpaid drawings, under letters of credit issued for the account of such person, (vi) all receivables sold or discounted (other than to the extent sold on a non-recourse basis), (vii) all obligations for borrowed funds secured by any Encumbrance on any assets of such person whether or not such person has assumed or become liable for payment of such obligations for borrowed funds, (viii) such person’s net exposure pursuant to derivatives or interest rate caps, collar or swap agreements or other contracts or arrangements designed to protect against fluctuations in interest rates or currency exchange rates, (ix) all obligations of such person to pay deferred purchase price of property or services, and (x) all guarantees of such person in respect of Indebtedness of others of the kinds referred to in clauses (i) through (ix) above;

“Intellectual Property”

all rights in and in relation to patents, inventions, trade marks, trade or business names, domain names, utility models, copyrights (including copyright in Software) (and all extensions and renewals thereof), databases, Software, know-how and other confidential information and trade secrets (including, without limitation, customer and supplier lists) and other analogous rights of any description whatsoever, and all other intellectual or industrial property rights and forms of protection of similar nature in any part of the world in each case owned, used under license or otherwise used by the Group;

“Interim Accounts”

means, in respect of Comstar, the consolidated financial statements of Comstar as of and for the quarters ending 31 March 2009 and 30 June 2009 and prepared in accordance with US GAAP, and, in respect of UTS, the financial statements of UTS as of and for the  quarters ending 31 March 2009 and 30 June 2009 and prepared in accordance with RAS;

“IP Licence”	any licence, permission or consent in respect of the use or exploitation of any Intellectual Property;

“Key Employees”

means any person who, at the date of this Agreement or Completion, is a general director, chief accountant or any member of the management board of each of the Target Companies or any of the Material Subsidiaries.

“LCIA Rules”	meaning given to this term in Clause 28.2;

“Leased Real Property”	meaning given to this term in Clause 23.3 of Schedule 2;

“Leases”	meaning given to this term in Clause 23.3 of Schedule 2;

“Licenses”	licences (including statutory licences), registrations, consents, authorisations, permits, orders, authorities, warrants, permissions, confirmations, certificates and approvals (public or private);

“Management Accounts”	means, in respect of Comstar, the unaudited, unreviewed US GAAP management accounts prepared by Comstar monthly on a consolidated basis since February 2009;

“Material Adverse Change”

in relation to a Target Company or the Group as a whole, means any event, condition or circumstance that is, or can reasonably be expected to be, materially adverse to the business, financial condition, property, assets, liabilities, or operations of a Target Company or the Group as a whole;

“Material Contract”

each agreement, arrangement, instrument, bond, commitment, indemnity, indenture, lease, license or understanding, including all material amendments and modifications, to which any Group Company is a party or by which the assets held by any Group Company are bound other than any contracts with other Group Companies, MTS, or any subsidiaries of MTS, in the following categories: (i) contracts requiring expenditure or under which a liability would be incurred in any twelve-month period by the Group Companies in excess of US$5,000,000; (ii) contracts in an amount exceeding US$5,000,000 each that are not cancellable within 180 calendar days or that are cancellable but cancellation would entail a material penalty, cost or other liability; (iii) promissory notes, loans, agreements, indentures, guarantees, evidences of Indebtedness or other instruments related to Indebtedness, whether as a borrower, lender or guarantor and any currency exchange, interest rate, commodities or other hedging arrangement, in an amount exceeding US$5,000,000 each; (iv) contracts containing covenants limiting in any material way the freedom of a Target Company or any Material Subsidiary to sell or otherwise dispose of assets, compete with any person, operate at any location, or in any other way restricting the manner and scope of the operations of the Group Company; (v) partnership, joint venture or shareholder agreements entered into by a Target Company or any Material Subsidiary; (vi) contracts relating to previous or planned mergers, consolidations, reorganizations or acquisitions, dispositions or divestitures of assets or otherwise, under which any Target Company or any Material Subsidiary or any other party thereto has material continuing rights or obligations; (vii) any other contract, agreement, arrangement or understanding that is material to a Group Company and the termination, or breach or default of which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

“Material Indebtedness”	means Indebtedness of any Group Company in an amount exceeding US$5,000,000;

“Material Licenses”	means those Licences set out in Schedule 5;

“Material Litigation”

means any litigation, actions or proceedings which, if held adverse against the relevant Group Company, would or would be reasonably likely to result in amount payable by such Group Company in excess of US$ 1,000,000 or any litigation, actions or proceedings which is otherwise material for any Group Company;

“Material Subsidiaries”	means MGTS, Comstar-Direct, MGTS Finance S.A. and Comstar-Regions, each as more fully described in Schedule 1;

“MTS”	means OJSC Mobile Telesystems, 100% beneficial owner of the Purchaser;

“New Century Holdings”	means the investment funds managed by NCH Capital, Inc.;

“notice”	meaning given to this term in Clause 25.1;

“Notice of Dispute”	meaning given to this term in Clause 28.2;

“Ordinary Course”	action that is consistent with the past practices of the person and is taken in the ordinary course of the normal day-to-day operations of the person;

“Organizational Documents”

with respect to any legal entity, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements, trust deed, limited liability company agreement or other organizational documents of such entity and any amendments thereto;

“Owned Real Property”	meaning given to this term in Clause 23.2 of Schedule 2;

“Party”	meaning given to this term in recitals;

“PLTD Rules”	the Prospectus, Listing, and Transparency and Disclosure Rules adopted by the Financial Services Authority of the United Kingdom (as amended);

“Post-Signing Disclosure”	means any fair and specific disclosure made pursuant to Clause 8.5, but only in relation to any fact, matter or thing occurring or having occurred after the Signing Date;

“Purchaser”	meaning given to this term in recitals;

“Purchaser’s Share Accounts”

means separate share accounts at the depository for Comstar Ordinary Shares, the register for Comstar Ordinary Shares  and the registrar for the UTS Ordinary Shares which details are set out in Schedule 8; ;

“Purchaser’s Warranties”	the warranties of the Purchaser set out in Schedule 3;

“RAS”	Russian accounting standards as required under Russian law or regulation, consistently applied;

“Real Property”	meaning given to this term in Clause 23.3 of Schedule 2;

“Related Party Transactions”	meaning given to this term in paragraph 26.1 of Schedule 2;

“Rented Real Property”	meaning given to this term in Clause 23.3 of Schedule 2;

“RUR” or “ruble”	the lawful currency of the Russian Federation;

“Russian Securities Regulation”	Federal Law No. 39-FZ on Securities Market, which came into effect on April 22, 1996 and any regulations adopted thereunder (each as amended);

“Sensitive Payments”	meaning given to this term in Clause 22 of Schedule 2;

“Sberbank Loan”	means a loan agreement dated 8 June 2007 between OJSC Sberbank and Comstar relating to a loan facility in the amount of 26,000,000,000 rubles;

“Sberbank Sistema Loan”	means a loan agreement dated 12 March 2009 between OJSC Sberbank and Sistema relating to a loan facility in the amount of 20,000,000,000 rubles;

“Sberbank Sistema Pledge”

means the pledge of a total of 208,970,431 Comstar Ordinary Shares in favour of OJSC Sberbank pursuant to (i) a pledge agreement dated 12 March 2009 between OJSC Sberbank and Sistema (in relation to 151,523,671 Comstar Ordinary Shares) and (ii) a pledge agreement dated 12 March 2009 between OJSC Sberbank and UTS (in relation to 57,446,760 Comstar Ordinary Shares);

“Shares”

means any or all of the following, depending on the context:  (i) 152,241,100 Comstar Ordinary Shares and 4,654,397,000 UTS Ordinary Shares to be acquired by the Purchaser from Sistema; (ii) 3,069,126 Comstar Ordinary Shares to be acquired by the Purchaser from ECU Gest; (iii) 2,060,743,080 UTS Ordinary Shares to be acquired by the Purchaser from Sistema Telecom — in each case, upon and subject to the terms and conditions of this Agreement; and (iv) 57,446,760 Comstar Ordinary Shares owned by UTS and being indirectly acquired by the Purchaser by virtue of acquisition of 100% of UTS Ordinary Shares upon and subject to the terms and conditions of this Agreement, which in aggregate constitute approximately 50.91% of issued share capital of Comstar and 100% of issued share capital of UTS;

“Signing Date”	the date of this Agreement;

“Sistema’s Bank Account”	bank account of Sistema set forth in Schedule 7 or as Sistema may otherwise notify the Purchaser in writing at least one Business Days prior to Completion;

“Sistema Comstar Shares”	meaning given to this term in recitals;

“Sistema UTS Shares”	meaning given to this term in recitals;

“Software”

any and all computer programs in source, object and executable form, including all modules, routines and sub-routines thereof and all source and other preparatory materials relating thereto, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and including any manuals or other documentation relating thereto and computer generated works;

“Subsidiaries”	the companies Controlled by Comstar, all of which are set forth in Schedule 1 hereto;

“Target Companies”	meaning given to this term in recitals;

“Taxation” or “Tax” or “tax”

(a)                                 all forms of taxation, including any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person; and

(b) any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within paragraph (a) above;

“tax authority”	any taxing or other authority competent to impose any tax liability or assess or collect any tax;

“Tax Burden”

any liability to tax, whether such tax is direct or indirect, and whether levied by reference to income, profits, gains, asset values, turnover, or added value, and whether statutory, governmental, state, provincial, local, governmental or municipal impositions, duties, contributions, rate and levies (including any penalties, charges and interest relating thereto);

“Tax Return”

a report, return or other information (including any amendments) supplied or required to be supplied to a Governmental Entity in the Russian Federation or the United States of America with respect to taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Target Company or any Material Subsidiary;

“Third Party Rights”

any interest or equity of any person (including any right to acquire an option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

“Trade Secrets”	trade secrets, business, technical and know-how information, non-public information and confidential information and rights to limit the use or disclosure thereof by any person;

“UTS”	meaning given to this term in recitals;

“UTS Ordinary Shares”	ordinary shares with a nominal value of 1 (one) ruble each in the charter capital of UTS:

“US GAAP”	means the United States of America generally accepted accounting principles;

“US$”	the lawful currency of the United States of America;

“VAT”	value added tax under any applicable law;

“Vendors”	meaning given to this term in recitals;

“Vendors’ Bank Accounts”	respective bank accounts of each of the Vendors set forth in Schedule 7 or as the Vendors may otherwise notify the Purchaser in writing at least one Business Days prior to Completion;

“Vendors’ Share Accounts”	meaning given to this term in Clause 7.2(d);

“Vendors’ Tax Warranties”	those warranties set out in paragraph 19 of Schedule 2;

“Vendors’ Warranties”	the warranties of the Vendors set out in Schedule 2;

1.2                                 References in this Agreement to recitals, Schedules and Clauses are to recitals and Schedules to and Clauses of this Agreement, and references in this Agreement to numbered paragraphs are to numbered paragraphs of the Clause in which such reference is made or otherwise of the Schedules to this Agreement, unless specified otherwise.

1.3                                 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.4                                 References in this Agreement to any statute or statutory provision include a reference to such statute or statutory provision as from time to time amended, modified, re-enacted, extended, consolidated or replaced (whether before or after the Signing Date) and to any subordinate regulation made from time to time under such statute or statutory provision.

1.5                                 References to this Agreement or to any other document include a reference to this Agreement or such other document as varied, amended, modified, novated or supplemented from time to time.

1.6                                 References to any gender shall include all other genders.

1.7                                 References to persons include individuals, bodies corporate, associations, partnerships, trusts or agencies, whether or not having a separate legal personality.

1.8                                 References to the word “include” or “including” are to be construed without limitation.

1.9                                 References to “true and complete” mean true, accurate, complete, correct and not misleading at the Signing Date or at Completion, as the case may be.

1.10                           References to “writing” or “written” include any non-transient means of representing or copying words legibly, including by facsimile or electronic mail.

1.11                           References to times of day are to Moscow times and references to a day are to a period of 24 hours running from midnight.

1.12                           References to a document in the agreed terms means in the form agreed between the Vendors and the Purchaser signed by or on behalf of each of them for the purposes of identification.

1.13                           Without prejudice to Clause 14, references in this Agreement to any person shall include, or be deemed to be references to, (as may be appropriate) its respective successors and permitted assignees or transferees.

1.14                           In this Agreement, any undertaking by a Party not to do or to omit to do any act or thing includes an undertaking not to allow, cause or assist in the doing of or omission of such act or thing.

1.15                           Any agreement, covenant, representation, warranty, undertaking or obligation arising under this Agreement on the part of the Vendors shall be deemed to be made or given by the Vendors jointly and severally.

2.                                       SALE AND PURCHASE OF SHARES

Sale and Purchase

2.1                                 Upon and subject to the terms and conditions of this Agreement, the Vendors hereby agree to sell, and the Purchaser agrees to purchase, all of the Shares owned by each of the Vendors free from all Encumbrances and together with all rights and benefits which are at the Signing Date or at any time hereafter attached to, or accruing in respect of, the respective Shares (including the right to receive all dividends and distributions declared, made or paid).

All of the Shares

2.2                                 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase by it of all of the Shares from all the Vendors is completed, nor shall the Vendors be obliged to complete the sale of any of the Shares unless the sale of all of the Shares from all of the Vendors is completed.

3.                                       CONSIDERATION

3.1                                 The Consideration (inclusive of VAT and transfer taxes (if applicable) and other applicable taxes) shall be the sum of (a) RUR 20,022,118,912.54, (b) US$ 9,176,686.74, (c) the cash equivalent in RUR of US$ 626,966,701.4, to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon of the Business Day immediately prior to the Completion, and (d) the cash equivalent in US$ of RUR 293,056,573.37, to be calculated based on the  RUR / US$ exchange rate published by the Russian Central Bank at noon of the Business Day immediately prior to the Completion.

3.2                                 The Consideration shall be paid by the Purchaser to the Vendors on the Completion in accordance with Clauses 7.5 and 7.7 in the following proportions:

(a)                                  RUR 14,536,794,870.13 plus the cash equivalent in RUR of US$ 455,200,889 to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion shall be paid to Sistema for the Sistema Comstar Shares; and

(b)                                 RUR 3,801,987,071.50 plus the cash equivalent in RUR of US$ 119,054,297.07 to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion shall be paid to Sistema for the Sistema UTS Shares; and

(c)                                  RUR 1,683,336,970.91 plus the cash equivalent in RUR of US$ 52,711,515.33 to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion shall be paid to Sistema Telecom; and

(d)                                 US$ 9,176,686.74 plus the cash equivalent in US$ of RUR 293,056,573.37 to be calculated based on the RUR/ US$ exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion shall be paid to ECU Gest.

4.                                       CONDITIONS

Conditions Precedent

4.1                                 The Purchaser’s obligations hereunder to purchase the Shares at Completion shall be conditional upon satisfaction or waiver (by notice in writing by the Purchaser to the Vendors, at the sole discretion of the Purchaser) of the following conditions:

(a)                                  the accuracy in all material respects of the Vendors’ Warranties as at the Signing Date and at Completion (but without taking into account any Post-Signing Disclosure);

(b)                                 compliance by the Vendors with their obligations under this Agreement in all material respects;

(c)                                  in the period prior to Completion, the business of the Group has been carried on in the Ordinary Course in all material respects (unless the Purchaser has expressly agreed otherwise in writing under Clause 5.1);

(d)                                 no action, suit, or proceeding shall have been determined or be pending before any Governmental Entity or arbitrator wherein an unfavourable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Agreement, (B) cause any of the transactions contemplated by the Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares (or any part thereof) or the right of the Purchaser to own or control (directly or indirectly) any Group Company, or (D) affect adversely the right of any Group Company to own or control its assets or to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), except for any such injunction, judgment, order, decree, ruling, or charge that has been initiated or otherwise caused by the Purchaser;

(e)                                  no Material Adverse Change having occurred after the Signing Date (and remaining unremedied) in respect of any of the Target Companies or the Group as a whole;

(f)                                    the Purchaser’s receipt of consents granted by (i) the Russian Federal Antimonopoly Service in accordance with the Federal Law No. 135-FZ dated 26 July 2006 (as amended) “On Protection of Competition”; and (ii) Ukrainian antimonopoly authorities, (together referred to herein, the “Antimonopoly Approvals”) in each case in a form reasonably satisfactory to the Purchaser in respect of the purchase of the Shares in accordance with this Agreement and each of such Antimonopoly Approvals remains in full force and effect and without any material amendment;

(g)                                 the Vendors have procured written confirmation, in a form reasonably satisfactory to the Purchaser, from OJSC Sberbank that it will not enforce any of its rights to declare a default or otherwise accelerate repayment of the loan (in full or in part) under the Sberbank Loan, triggered by execution, delivery or performance by the Vendors of this Agreement or otherwise in connection with any events having occurred prior to the Completion.

4.2                                 The Vendors’ obligations hereunder to sell the Shares at Completion shall be conditional upon satisfaction or waiver (by notice in writing by the Vendors to the Purchaser, at the sole discretion of the Vendors) of the following conditions:-

(a)                                  the accuracy of the Purchaser’s Warranties as at the Signing Date and at Completion in all material respects;

(b)                                 compliance by the Purchaser with its respective obligations under this Agreement in all material respects; and

(c)                                  no action, suit, or proceeding shall have been determined or be pending before any Governmental Entity or arbitrator wherein an unfavourable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Agreement, or (B) cause any of the transactions contemplated by the Agreement to be rescinded following consummation, except for any such injunction, judgment, order, decree, ruling, or charge that has been initiated or otherwise caused by the Vendors or any of their Affiliates (other than MTS or its subsidiaries).

Parties’ Responsibilities for Conditions

4.3                                 The Purchaser shall use all reasonable endeavours to procure satisfaction of the conditions set out in Clauses 4.1(d) and 4.1(f). The Vendors shall use all reasonable endeavours to procure satisfaction of the conditions set out in Clauses 4.1(d) and 4.1(g) and 4.2(c). Without prejudice to the foregoing, all requests and enquiries to and from any Governmental Entity shall be dealt with by the Vendors and the Purchaser in consultation with each other and the Vendors and the Purchaser shall co-operate promptly with and provide all information or assistance reasonably required by such Governmental Entity (including, but not limited, for the purpose of obtaining Antimonopoly Approvals).

Notice of Satisfaction of Conditions

4.4                                 Each Party shall promptly give notice to the other of the satisfaction of any condition set out in Clauses 4.1 and 4.2.

Time Limit for Satisfaction of Conditions

4.5                                 If the conditions set out in Clauses 4.1 and 4.2 have not been satisfied or waived by midnight on 31 December 2009 (or by such later time and/or date as may be agreed in writing between the Vendors and the Purchaser), this Agreement shall terminate and have no further effect and Clause 6.1(a) shall apply.

5.                                       PERIOD BETWEEN SIGNING DATE AND COMPLETION

Conduct of Business etc.

5.1                                 Between the Signing Date and Completion, the Vendors undertake to procure that the businesses of each of the Group Companies are carried on in the Ordinary Course in all material respects (unless the Purchaser otherwise agrees in writing).

5.2                                 Between the Signing Date and Completion, the Vendors shall promptly notify the Purchaser of:

(a)                                  any events materially and adversely affecting the business, financial position, assets and/or affairs of the Group taken as a whole, providing, so far as the Vendors are able, relevant details of such events;

(b)                                 any material assets (being those with a value in excess of US$5,000,000 (which includes any finance lease arrangements) or otherwise being material for the operation of the business of the Group as a whole) being disposed of or agreed to be disposed of or any grant or termination of any rights in respect thereof;

(c)                                  any Material Contracts or Related Party Transactions being entered into, amended in a material and adverse way, terminated (but not expired) or agreed to be entered into, amended in a material and adverse way, or terminated by any Group Company;

(d)                                 any Indebtedness or capital expenditure being incurred or agreed to be incurred by any of the Group Companies, which Indebtedness or capital expenditure is in excess of US$500,000 or which totals in aggregate US$2,500,000;

(e)                                  any acquisition of share capital or any assets, properties, businesses in other companies (including, but not limited to, subsidiaries) or purchase of long-term investments which acquisition or purchase is in excess of US$ 500,000 or which totals in aggregate US$2,500,000; by any of the Group Company;

(f)                                    any Encumbrance being created over any of the assets or undertaking of any of the Group Companies and any guarantee or indemnity is given by any of the Group Companies in each case in excess of US$1,000,000 or which totals in aggregate US$5,000,000;

(g)                                 any grant, material and adverse modification, or termination or agreement to grant, modify in a material and adverse way, or terminate any rights relating to material Intellectual Property; and

(h)                                 any commencement, settlement or agreement to settle any Material Litigation.

5.3                                 Upon reasonable notice, the Purchaser and its directors, officers, employees, agents and advisers shall be allowed reasonable access during business hours to the properties and the directors, officers and Key Employees of each of the Target Companies and of each of the Material Subsidiaries, and to inspect the books and records of each of the Target Companies and each of the Material Subsidiaries (whether held by the Target Companies, the respective Material Subsidiary or their respective agents or advisers and whether stored electronically or otherwise).

5.4                                 Any Management Accounts which have been prepared for the Target Companies or any Material Subsidiary, whether pursuant to US GAAP, IFRS or RAS, shall be promptly delivered to the Purchaser upon its request to the Vendors.

5.5                                 Without prejudice to the undertakings in Clause 5.1, the Vendors shall co-operate and consult fully with the Purchaser in relation to the running of each of the Target Companies and each of the Material Subsidiaries and their respective businesses in the period prior to Completion and shall procure that each of the Target Companies and each of the Material Subsidiaries shall not, without the prior written consent of the Purchaser:

(a)                                  make any application to materially and adversely amend or modify, or terminate, any of the Material Licenses or rights associated with them other than those Material Licenses being re-registered in connection with the Comstar Regions Reorganization (for the avoidance of doubt, it being understood that all Material Licenses being re-registered in connection with the Comstar Regions Reorganization are being re-registered in the name of either Comstar Regions or Comstar Regions Subsidiaries);

(b)                                 create, allot or issue any shares other than as part of the Comstar Regions Reorganization or grant or agree to grant any options over shares or uncalled capital or issue any obligations convertible into shares or modify any rights attached to shares of any of the Group Companies;

(c)                                  transfer any Shares or any shares in the capital of any Subsidiary or in OJSC Svyazinvest, or as part of the Comstar Regions Reorganization;

(d)                                 declare, make or pay any dividend or other distribution other than to a 100% parent company (but excluding any such dividend or distribution by UTS);

(e)                                  amend any Group Company’s charter documents other than as part of the Comstar Regions Reorganization;

(f)                                    initiate or perform any corporate reorganization or liquidation of any Group Company other than as part of the Comstar Regions Reorganization;

(g)                                 amend or agree to amend the terms and conditions (including remuneration and benefits) of employment or appointment of any of the Key Employees; or

(h)                                 agree, approve or resolve to do any of the matters referred to in paragraphs (a) to (g) above.

6.                                       TERMINATION

6.1                                 If any of the matters referred to in Clause 6.2 shall arise and remains un-remedied for 30 (thirty) days, the Purchaser shall be entitled by notice in writing to the Vendors at any time prior to Completion, to elect at their sole discretion to:-

(a)                                  terminate this Agreement, and this Agreement will, save in relation to any rights accrued prior to such termination and for Clauses 1, 12 - 18 and 20 - 28 (which will continue in full force and effect) terminate and have no further effect and neither Party shall have any claim against the other under this Agreement; or

(b)                                 select a new date for Completion (being not later than 30 days after the date set for Completion in accordance with Clause 7.1 and in any event prior to 31 December 2009) and the terms of this Agreement shall continue to apply as if such new date were the original date for Completion, for the avoidance of doubt failure to exercise any such right shall not constitute a waiver of any other rights of the Purchaser arising by reason of any of the matters referred to in Clause 6.2.

6.2                                 Clause 6.1 shall apply if at any time on or before Completion:-

(a)                                  a Material Adverse Change has occurred after the Signing Date (and remains un-remedied for 30 days) in respect of any of the Target Companies or the Group as a whole; or

(b)                                 the Vendors, or any Target Company, or any Material Subsidiary fail to comply with the provisions of Clause 5 in any material respect.

7.                                       COMPLETION

Completion

7.1                                 Subject to the satisfaction or waiver of the conditions set out in Clauses 4.1 and 4.2 and to the satisfaction of the obligations set out in this Clause 7, and provided that no Party has elected to terminate this Agreement pursuant to Clause 6, Completion shall take place at the offices of Sberbank on the third (3rd) Business Day after the last of the conditions set out in Clauses 4.1 and 4.2 is satisfied or waived or, if applicable, on such date as is selected in accordance with Clause 6.1(b), or at such other place and/or on such other date as the Parties may agree in writing.

Delivery of Documents etc. by the Vendors

7.2                                 On or before Completion, the Vendors shall deliver or make available to the Purchaser:-

(a)                                  certified copies of the minutes of the general shareholders’ (participants’) meeting of each of the Vendors at which this Agreement and the transactions and documents referred to herein are approved;

(b)                                 certified copies of the minutes of the board of directors of the Vendors at which this Agreement and the transactions and documents referred to herein are pre-approved and recommended to the general shareholders’ (participants’) meetings of the Vendors for approval;

(c)                                  originals or certified copies of the up-to-date extracts from the Unified State Register of Legal Entities issued in respect of each Target Company and each of the Material Subsidiaries (and in respect of MGTS Finance S.A., an apostilled extract from the Luxembourg trade register dated August 20, 2009) ;

(d)                                 original extracts from the accounts of the Vendors in Comstar’s depository or shareholder’s register (in respect of ECU Gest only) for the Comstar Ordinary Shares owned by the Vendors and UTS’ shareholder registrar for the UTS Ordinary Shares owned by the Vendors (the “Vendors’ Share Accounts”), confirming each Vendor’s title to their respective Shares, free from Encumbrances, dated the date of Completion;

(e)                                  original extracts from the account of UTS in Sberbank’s depository for the Comstar Ordinary Shares, confirming the UTS’ title to 57,446,760 Comstar Ordinary Shares free from Encumbrances, dated the date of Completion;

(f)                                    in the case of Material Subsidiaries that are Russian joint stock companies, originals of the extracts from the accounts in the registrars or depositaries, as the case may be, for such Material Subsidiaries’ shares, confirming that Comstar is the registered or beneficial owner of respective number of shares in each of the Material Subsidiaries as set forth in Schedule 1, dated not earlier than five Business Days prior to the Completion;

(g)           in the case of MGTS Finance S.A., an extract from the Luxembourg commercial registry, confirming that Comstar is the registered or beneficial owner of respective number of shares in MGTS Finance S.A. as set forth in Schedule 1, dated not earlier than five Business Days prior to the Completion;

(h)           a copy of the written confirmation, in a form reasonably satisfactory to the Purchaser, from OJSC Sberbank that it will not enforce any of its rights to declare a default or otherwise accelerate repayment of the loan (in full or in part) under the Sberbank Loan, triggered by execution, delivery or performance by the Vendors of this Agreement or otherwise in connection with any events having occurred prior to the Completion);

(i)            each power of attorney under which any document entered into by the Vendors, or to be delivered by the Vendors to the Purchaser has been or will be executed;

(j)            an original power of attorney duly executed by the Vendors in favour of the Purchaser or its nominees as the Purchaser may direct in the form set out in Schedule 4 providing that, in the event that the Shares are registered in the name of the Purchaser after the date of compiling the list of persons entitled to participate in a general shareholders’ meeting of the respective Target Company, but before the date of such meeting, the Purchaser shall have the power to exercise the voting and other rights attaching to the Shares of the respective Target Company at any such general shareholders’ meeting.

Delivery of Documents etc. by the Purchaser

7.3           On or before Completion, the Purchaser shall deliver or make available to the Vendors:-

(a)           certified copies of the resolutions of the sole shareholder of the Purchaser at which the relevant transactions referred to herein are approved;

(b)           certified copy of the resolution of the board of directors of MTS at which the relevant transactions referred to herein are approved;

(c)           each power of attorney or other document under which any document entered into by the Purchaser, or to be delivered by the Purchaser to the Vendors has been or will be executed.

Purchaser’s Share Accounts

7.4           [DELIBERATELY OMITTED]

First tranche payment

7.5           Subject to compliance with Clauses 7.2 and 7.4, the Purchaser shall forthwith by electronic transfer for same day value, pay to Sistema in immediately available funds the amounts of (i) RUR18,338,781,941.63 plus (ii) the cash equivalent in RUR of US$61,888,202.07 to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion via electronic transfer into Sistema’s Bank Account or, if so instructed by Sistema no later than two Business Days prior to the Completion, another bank account full details of which are notified by Sistema to the Purchaser no later than at the time such instruction is given, (whose receipt in full thereof shall be an effective discharge of the Purchaser’s obligation to pay such amounts) and shall promptly deliver confirmations of such payment and transfer to Sistema.

Release of the Sberbank Sistema Pledge and transfer of Shares

7.6           Subject to fulfillment of the provisions of Clause 7.5, Sistema shall deliver to the Purchaser a copy of the written confirmation of full and unconditional release of the Sberbank Sistema Pledge, in a form reasonably satisfactory to the Purchaser, and Vendors shall issue and deliver to the depository for the Comstar Ordinary Shares, the registrar for Comstar Ordinary Shares, and to the registrar for the UTS Ordinary Shares instructions with respect to the transfer of the Shares from the Vendors’ Share Accounts to the respective Purchaser’s Share Account and shall procure that depository or registrar for the Shares of Comstar or UTS, as appropriate, delivers and transfers the Shares free from any Encumbrance to the respective Purchaser’s Share Account and promptly confirms such delivery and transfer to the Purchaser and the Vendors.

Second tranche payment

7.7           Subject to compliance with Clauses 7.2, 7.4 to 7.6 (inclusive), the Purchaser shall forthwith by electronic transfer for same day value, pay in immediately available funds the following amounts to the indicated Vendor, into the respective Vendors’ Bank Accounts: (i) to Sistema, the cash equivalent in RUR of US$512,366,984.00 to be calculated based on the US$/RUR exchange rate published by the Russian Central Bank at noon on the Business Day immediately prior to the Completion; (ii) to Sistema Telecom, the amounts indicated in Clause 3.2(c); and (iii) to ECU Gest, the amounts indicated in Clause 3.2(d), (receipt in full of the amounts indicated in this Clause 7.7 shall be an effective discharge of the Purchaser’s obligation to pay the Consideration) and shall promptly deliver  confirmations of such payment and transfer to the Vendors.

7.8           On receipt of the respective payments into the Vendors’ Bank Accounts pursuant to Clause 7.7 in full, the Vendors shall promptly deliver confirmation of such receipt of funds to the Purchaser.

Completion

7.9           The delivery and performance of the documents, items and actions provided in Clauses 7.1 - 7.8 shall be required to take place no later than the Completion and the Completion shall not be deemed to have taken place until all such delivery and performance are completed.

8.             VENDORS’ WARRANTIES

Vendors’ Warranties and Repetition of Vendors’ Warranties

8.1           In relation to themselves, each of the Target Companies and each of the specified Subsidiaries, the Vendors warrant to the Purchaser (for itself and for its successors in title) that, except as Disclosed, the Vendors’ Warranties are true and accurate in all material respects at the Signing Date and further that the Vendors’ Warranties shall be true and accurate in all material respects at the Completion as if they had been made or given at Completion (on the basis that references in the Vendors’ Warranties to any fact, matter or thing existing, occurring or having occurred at or on and/or before or after (and similar terms) the Signing Date shall be construed as references to it having so done at or on and/or before or after (and similar terms) the Completion).

8.2           The Purchaser has entered into this Agreement upon the basis of, and in reliance upon, amongst other things, the Vendors’ Warranties and indemnities.

Knowledge

8.3           Where any Vendors’ Warranty is made or given to the best of the Vendors’ knowledge or is qualified by reference to the Vendors’ awareness (or to some other matter of similar effect), such Warranty shall be deemed to be given to the best of the knowledge, information and belief of the Vendors after making due, diligent and careful enquiry with each of the Key Employees and the general director and each member of the management board of Sistema.

Separate Vendors’ Warranties

8.4           Each of the Vendors’ Warranties set out in Schedule 2 shall be separate and independent and shall not be limited by reference to any other Vendors’ Warranty.

Notification of Breach or Non-fulfilment

8.5           If at any time on or before Completion any act, matter, thing or circumstance shall, or shall not, occur or be impending or threatened which would or would be reasonably likely to constitute a material breach or non-fulfilment of any of the Vendors’ Warranties or mean that any of the Vendors’ Warranties is untrue or inaccurate in any material respect at the Signing Date or at the Completion, the Vendors shall promptly upon becoming aware of the same notify the Purchaser in writing thereof, providing sufficient details to enable the Purchaser accurately to assess the impact of the same. If so requested by the Purchaser, the Vendors shall use reasonable endeavours promptly to prevent or remedy the said occurrence or non-occurrence.

9.             PURCHASER’S WARRANTIES

Purchaser’s Warranties and Repetition of Purchaser’s Warranties

9.1           In relation to itself the Purchaser warrants to the Vendors (for themselves and for their successors or any of them or to all) that the Purchaser’s Warranties are true and accurate in all material respects at the Signing Date and further that the Purchaser’s Warranties shall be true and accurate in all material respects at the Completion as if they had been made or given at Completion (on the basis that references in the Purchaser’s Warranties to any fact, matter or thing existing, occurring or having occurred at or on and/or before or after (and similar terms) the Signing Date shall be construed as references to it having so done at or on and/or before or after (and similar terms) the Completion).

9.2           The Vendors have entered into this Agreement upon the basis of, and in reliance upon, amongst other things, the Purchaser’s Warranties.

Knowledge

9.3           Where any Purchaser’s Warranty is made or given to the best of the Purchaser’s knowledge or is qualified by reference to the Purchaser’s awareness (or to some other matter of similar effect), such Purchaser’s Warranty shall be deemed to be given to the best of the knowledge, information and belief of the Purchaser, as the case may be, after making due, diligent and careful enquiry with each of general director, members of the management board of MTS and the Purchaser.

Separate Purchaser’s Warranties

9.4           Each of the Purchaser’s Warranties set out in Schedule 3 shall be separate and independent and shall not be limited by reference to any other of them or any other provision in this Agreement.

Notification of Breach or Non-fulfilment

9.5           If at any time on or before Completion any act, matter, thing or circumstance shall, or shall not, occur which would or would be reasonably likely to constitute a material breach or non-fulfilment of any of the Purchaser’s Warranties or mean that any of the Purchaser’s Warranties is untrue or inaccurate in any material respect at the Signing Date or at the Completion, the Purchaser shall promptly upon becoming aware of the same, notify the Vendors in writing thereof, providing sufficient details to enable the Vendors accurately to assess the impact of the same. If so requested by the Vendors, the Purchaser shall use reasonable endeavours promptly to prevent or remedy the said occurrence or non-occurrence.

10.           LIMITATION OF LIABILITY

Time Limitations

10.1         The Vendors shall have no liability in respect of any claim under the Vendors’ Warranties unless:-

(a)           the Purchaser shall have served on the Vendors a written notice of such claim on or before

  i)            the date falling 15 (fifteen) months after the date of Completion;

ii)          in the case only of any claim under the Vendors’ Tax Warranties, the date falling 30 (thirty) months after the date of Completion,

which notice gives all material details of such claim as are then known to the Purchaser together with the Purchaser’s bona fide estimate of the amount of such claim; and

(b)           legal proceedings in respect of such claim shall have been commenced against the Vendors within 6 (six) months of such notice, or such claim shall have been satisfied, settled or withdrawn prior to the expiry of such 6 (six) month period, except in the case of a claim based upon a liability which is contingent or otherwise not capable of being quantified, such 6 (six) month period shall commence on the date that the contingent liability becomes an actual liability or the liability is capable of being quantified.

Quantum

10.2         The total aggregate liability of the Vendors under this Agreement shall in all circumstances be limited to the Consideration.

10.3         Notwithstanding clause 10.2 above, the Vendors shall have no liability in respect of any claim under the Vendors’ Warranties:-

(a)           unless and until the amount of such claim, when aggregated with the amount of any other claim(s) made by the Purchaser under any of the Vendors’ Warranties (which claims are based on essentially the same or similar facts) exceeds US$1.5 million; and

(b)           unless and until the amount of such claim, when aggregated with the amount of any other permissible claim(s) made by the Purchaser under any of the Vendors’ Warranties (or which would have been made but for the provisions of this Clause 10.3(b)) exceeds US$20 million, in which event the Vendors’ liability in respect of such claim(s) shall not be limited to the excess and the whole amount of such claim(s) shall be recoverable in full.

10.4         The Vendors will have no liability in respect of any claim under the Vendors’ Warranties:

(a)           to the extent that it arises or is increased as a result of the passing of, or a change after the Signing Date in, any law, rule, regulation, interpretation of the law or administrative practice of a Governmental Entity (except where it is already adopted at the Signing Date but came into force after the Signing Date);

(b)           if it would not have arisen but for any act, omission, transaction or arrangement carried out at the request of the Purchaser before Completion;

(c)           if it would not have arisen but for any voluntary act, omission, transaction or arrangement carried out after Completion by the Purchaser, any Group Company or any of their respective directors, employees or agents or successors in title, except where such action is required by applicable law;

(d)           except for matters specifically referred to in Clause 11.1, to the extent that the subject matter of the claim is a matter specifically included as a liability in the Accounts, provided that the scope and the extent of such liability is reasonably clear on the face of the Accounts.

10.5         Where the relevant Group Company or the Purchaser is entitled (whether by reason of insurance, indemnity or payment discount or otherwise) to recover from some other person any sum in respect of any liability, loss or damage that is the subject of a claim against the Vendors or for which such a claim could be made (and whether before or after the Vendors, as appropriate, have made payment hereunder), the Purchaser shall (or, as appropriate, co-operate to procure that the relevant Group Company shall):

(i)            promptly notify the Vendors and provide such information as the Vendors may reasonably request relating to such liability or dispute and the steps taken or to be taken by the Purchaser and/or the relevant Group Company in connection with it, provided that any delay or failure in giving such notice to the Vendors shall not prejudice Purchaser’s or the relevant Group Company’s right to make such claim except to the extent that the Vendors can demonstrate that it has suffered actual damage as a result of such delay or failure;

(ii)           if so requested by the Vendors, either (1) itself take all steps (whether by way of a claim against its insurers or otherwise including proceedings) as the Vendors may reasonably request to enforce such recovery, in each case subject to the Vendors’ current reimbursement of the costs and expenses reasonably incurred by the Purchaser and/or the relevant Group Company in complying with such request by the Vendors, or (2) in relation to such recovery by the Purchaser only (but, for the avoidance of doubt, not by any Group Company), assign such Purchaser’s right of recovery to the Vendors or the Vendors’ Affiliate and thereafter provide such cooperation and assistance as Vendors may reasonably request in pursuing such recovery; and

(iii)          shall keep the Vendors informed of the progress of any action taken by the Purchaser or the relevant Group Company;

provided that (i) the possibility of such recovery against a third party in respect of a claim shall not justify delay in the payment of such claim by the Vendors; (ii) in the event of an ultimate recovery against a third party by the Vendors or their Affiliate, the amount of such recovery in excess of the amount already paid in respect of the related claim (and the costs of collection) shall be kept by the Vendors or their respective Affiliate; (iii) in the event of an ultimate recovery by Purchaser, the amount of such recovery up to the amount actually received from the Vendors in respect of the related claim (less the costs of recovery) shall be paid over to the Vendors; and (iv) in the event of an ultimate recovery by the relevant Group Company, the amount of such recovery prorated to the interest directly or indirectly held by the Purchaser in the relevant Group Company as of the date of this Agreement, and up to the amount actually received from the Vendors in respect of the related claim (less the costs of recovery), shall be paid over to the Vendors.

10.6         If any potential claim arises as a result of a contingent or unquantifiable liability of any Group Company, the Vendors will not be obliged to pay any sum in respect of the potential claim until the liability either ceases to be contingent or becomes quantifiable.

Disclosure

10.7         The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Vendors’ Warranties to be breached if it is Disclosed.

Fraud etc.

10.8         The provisions of this Clause 10 shall not apply to any claim under any of the Vendors’ Warranties if such claim is in respect of fraud on the part of the Vendors.

11.           INDEMNITY

11.1         Each of the Vendors, jointly and severally, agrees to indemnify, defend and hold the Purchaser harmless from and, where relevant, covenants to pay the Purchaser amounts in respect of, for itself and as trustee for its directors, officers, and employees and its successors in title to the Shares, all actions, claims, demands and proceedings of any nature made from time to time against such persons or a Group Company and from all losses, damages, payments, awards, diminutions in value, costs or expenses (including, for the avoidance of doubt, but not limited to, any taxes) made, suffered or incurred by or existing in respect of such persons or a Group Company, in each case as a consequence of, or that would not have arisen but for (and such right shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of the indemnified person) any breach of or inaccuracy in any of the Vendors’ Warranties or any breach of any covenant or undertaking by the Vendors under Clause 5 of this Agreement or, which would not have been made, suffered, incurred or arisen had the relevant Vendors’ Warranty been true.

11.2         The Vendors’ obligations to the Purchaser under Clause 11.1 in respect of any actions, claims, demands and proceedings of any nature made from time to time against a Group Company and any losses, damages, payments, awards, diminutions in value, costs or expenses made, suffered or incurred by or existing in respect of a Group Company shall be limited to 65% of the relevant amount, representing the effective economic interest in Comstar that is being acquired by the Purchaser from the Vendors hereunder.

11.3         Any amount payable by the Vendors under this Clause 11 shall be increased to ensure that the net amount received by the indemnified persons shall, after Taxation, be equal to that which would have been received if such payment (and any increased payment) had not been subject to Taxation.

11.4         For the avoidance of doubt, the provisions of Clause 10 shall apply to any right of action the Purchaser (or any of its directors, officers, and employees and its successors in title to the Shares) may have pursuant to Clause 11.1 above.

12.           ANNOUNCEMENTS

Restrictions on Announcements

12.1         No announcement, statement, press conference or other communication shall be (or be authorised to be) made, released, issued or held by or on behalf of either of the Parties hereto or their respective directors, officers, employees, agents or advisers before, on or after Completion concerning this Agreement, or the subject matter or provisions of, or transactions or matters referred to in or contemplated by, or negotiations leading to, this Agreement, save as provided in Clause 12.2.

12.2         Clause 12.1 shall not apply:-

(a)           as may be agreed in writing by the other Party hereto (such agreement not to be unreasonably withheld or delayed); or

(b)           to any announcement required to be made by any applicable law or regulation or court or governmental, administrative, regulatory or other authority (including any securities exchange to whose rules a Party may be subject) provided that such announcement is only made:-

(i)            to the extent required by such law or regulation or court or authority or securities exchange; and

(ii)           (unless prohibited by such law or regulation or court, authority or securities exchange) after being discussed and agreed with the non-disclosing Party (such agreement not to be unreasonably withheld or delayed).

Announcements to Employees etc.

12.3         Without prejudice to Clauses 12.1 and 12.2, between the date hereof and Completion the Parties hereto shall (subject to the requirements of any applicable law or regulation or court or governmental, administrative, regulatory or other authority) agree the terms and manner of, and the timetable for, any announcement or circular or other communication to shareholders, employees, customers, suppliers, distributors, sub-contractors and other interested parties of the Parties hereto or of any of the Group Companies and to any applicable authorities or other bodies and to the media or otherwise regarding this Agreement and all such announcements or circulars or other communications shall be made in accordance with such agreement.

13.           FURTHER ASSURANCE

Further Assurance

13.1         At any time after the Signing Date each Party shall, promptly upon being required to do so by the other Party, and at the requesting Party’s expense, do or procure that there shall be done all such acts and things and execute or procure the execution of all such documents and instruments in a form reasonably satisfactory to the requesting Party as the requesting Party may from time to time reasonably require (before or after Completion) in order to give full effect to this Agreement and to secure to the requesting Party the full benefit of the rights, powers and remedies conferred upon it in this Agreement.

13.2         Management

[INTENTIONALLY OMITTED]Information

13.3         At any time after the date hereof the Vendors shall, promptly upon being requested to do so by the Purchaser, make or cause to be made available to the Purchaser all information in their possession or under their control which the Purchaser may from time to time reasonably require (before or after Completion) relating to the business and affairs of any of the Group Companies and shall permit the Purchaser and its directors, officers, employees, agents and advisers to have access to any documents containing such information (whether in written or electronic form or otherwise) and to take copies thereof.

13.4         Each of the Parties hereto undertakes to provide all such information as may reasonably be required by the other Party for the purpose of complying with the requirements of law or of applicable regulatory authority.

14.           ASSIGNMENT

Prohibition on Assignment

14.1         Subject to Clause 14.2, neither Party may, nor purport to, without the prior consent in writing of the other Party hereto assign, transfer, delegate, sub-contract, mortgage, charge, put into trust or otherwise deal with:-

(a)           this Agreement;

(b)           all or any of its rights or obligations arising under or out of this Agreement; or

(c)           the benefit of all or any of the other Party’s obligations under this Agreement.

Each Party is entering into this Agreement for its benefit and not for the benefit of another person.

Assignment to Affiliates

14.2         The Purchaser shall not be entitled to assign all or any of its rights arising under or out of this Agreement and the benefit of all or any of the Vendors’ obligations hereunder to any of its Affiliates except with the prior written consent of the Vendors, such consent not to be unreasonably withheld.

Successors in Title

14.3         Subject to the other provisions of this Clause 14, this Agreement shall be binding upon and enure to the benefit of the successors in title and permitted assignees and transferees of each of the Parties hereto.

15.           VARIATION

No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties to this Agreement.

16.           WAIVER

No Waiver by Omission etc.

16.1         No failure or delay by the Parties hereto to exercise any right, power or remedy provided by law or hereunder shall operate as a waiver of the same or of some other right, power or remedy nor shall any partial exercise thereof preclude any further exercise of the same or of some other right, power or remedy. To the extent permitted by applicable law, the rights and remedies provided under this Agreement are cumulative and are not exclusive of any rights and remedies provided by law or otherwise.

Waiver to be in Writing

16.2        Any waiver of any right (to the extent such waiver may be permitted by applicable law), power or remedy under this Agreement must be in writing and may be given subject to such conditions as the grantor may in its absolute discretion decide. Any such waiver (unless otherwise specified) shall only be a waiver in the particular instance and for the particular purpose for which it was given.

17.          INVALIDITY

Modification of Provisions

17.1        The Parties hereto confirm that they have each received independent legal advice relating to all the matters provided for in this Agreement and that they consider the provisions of this Agreement to be reasonable and necessary in all the circumstances, but if for any reason one or more of such provisions or undertakings shall be held to be invalid but would have been held to be valid if part of the wording of the same was deleted or the period or scope of the same reduced then the said provisions or undertakings shall apply with such deletion or modification as may be necessary to make them valid and effective.

Illegality of Provisions

17.2        Without prejudice to Clause 17.1, each of the provisions of this Agreement is severable. If any such provision or undertaking or part thereof is or becomes illegal, invalid or unenforceable in any respect, such provision or undertaking or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remaining provisions and undertakings hereunder shall not in any way be affected or impaired thereby.

18.          REMEDIES

The Vendors acknowledge and agree that damages alone would not provide an adequate remedy for any breach by them of the provisions of this Agreement and therefore that, without prejudice to any and all other rights and remedies the Purchaser may have (including, but not limited to, damages), the Purchaser shall be entitled to specific performance and other relief to the extent permitted by applicable law for any threatened or actual breach of such provisions.

19.          CONTINUANCE AFTER COMPLETION

The provisions of this Agreement, including the Vendors’ Warranties, and of all other documents referred to herein, shall not (save where the context otherwise requires) be extinguished or otherwise affected by Completion but shall continue to have full force and effect.

20.          TIME OF THE ESSENCE

Extension of Time

20.1        Any time, date or period mentioned in this Agreement may be extended by agreement in writing between the Parties hereto or otherwise as provided herein.

Time of the Essence

20.2        Save as extended as set out in Clause 20.1, any time, date or period mentioned in this Agreement shall be of the essence and, if such time, date or period is extended as aforesaid then such extended time, date or period shall be of the essence.

21.          ENTIRE AGREEMENT AND THIRD PARTY RIGHTS

21.1        This Agreement and any documents entered into pursuant hereto constitute the entire agreement between the Parties hereto in relation to the subject matter hereof and supersede and extinguish, and each Party in entering into this Agreement and such other documents agrees that it does not rely on and shall have no remedy in respect of, all prior drafts and all prior agreements, understandings, undertakings, arrangements, representations and warranties (of any nature whatsoever, of any person whether Party to this Agreement or not and whether written or oral) in relation to such subject matter other than as expressly set out in this Agreement as a warranty, save that nothing in this Agreement shall exclude or limit any liability or remedy arising as a result of fraud.

21.2        None of the terms of this Agreement will be enforceable by any person not a party to it by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise, provided that the Purchaser’s directors, employees and successors in title shall be entitled to enforce their rights under Clause 11.1.

22.          COSTS

Save as otherwise provided in this Agreement and without application to any arbitration hereunder, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement and the documents referred to herein.  For the avoidance of doubt, the Purchaser shall be responsible for the payment of all fees and expenses charged by the relevant registrar or depository, as the case may be, and related to the re-registration of the Shares in accordance with Clause 7.6.

23.          PAYMENTS

All payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding shall not exceed the minimum amount which it is required by law to deduct or withhold and the payer shall simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

24.          CONFIDENTIALITY

24.1        Each of the Parties undertakes that it will not at any time hereafter use, divulge or communicate to any person, except to such Party’s Affiliates or professional representatives or advisers or as may be required by law or rules and regulations of the relevant stock exchange or any Governmental Authority, any confidential information concerning the business or affairs of the other Parties and all technical, financial and commercial information concerning this Agreement and duly exchanged, in writing or otherwise, by and between the Parties in performing any provision of this Agreement and each of the Parties shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

25.          NOTICES

Addresses etc.

25.1        Any notice or other communication (a “notice”) to be given under this Agreement shall be in writing and shall be sent by inland Russian pre-paid certified mail (or, if overseas, by pre-paid airmail) or by courier, fax or electronic mail to:-

in the case of Sistema:-

Name: Anton Abugov
Address:

13 bld. 1, Mokhovaya st.

Moscow 125009

Russian Federation
Fax no: +7.495.228.1514
e-mail address: abugov@sistema.ru

With a copy to, which shall not constitute notice:

Christopher Allen

Latham & Watkins

Gasheka Street #6

123056, Moscow, Russia
Fax no: +7.495.785.1235

e-mail address:  christopher.allen@lw.com

in the case of ECU Gest:-

Emile Wirtz
l-1628, Luxembourg, 41 rue des Glacis

Fax no:  +352 45 59 10
e-mail address: [e-mail address]

in the case of Sistema Telecom:-

Irina Roslova
7 Bolshaya Pirogovskaya Street

Moscow, Russian Federation

Fax no: [•]
e-mail address: [e-mail address]

and in the case of the Purchaser:-

 «TELEKOMS OPERATOR» LLC

Address

5, Vorontsovskaya Street,

Moscow, 109147

Russian Federation

Attn: Michael Hecker, Ilya Kolesnikov, Alexei Kaurov

Fax no: (+7 495) 911-65-69

e-mail address: mhecker@mts.ru, koim@mts.ru, aykaurov@mts.ru or to such other address or fax number as either Party may from time to time notify to the other (to be effective not less than five Business Days from the date of deemed service under Clause 25.2).

Deemed Receipt

25.2        Notices sent as set out in Clause 25.1 shall be deemed to have been received:-

(a)           if sent by inland Russia pre-paid certified mail, on the tenth Business Day after the date of posting;

(b)           if sent by pre-paid airmail, on the fifth Business Day after the date of posting;

(c)           if sent by fax or electronic mail, on the day that they are sent (if sent on a Business Day before 4 p.m.) or otherwise on the next Business Day; and

(d)           if sent by courier, at the time that their receipt is signed for, whether or not the person signing for such receipt has authority so to do.

Proof of Service

25.3        In proving service of the notice it shall be sufficient to show that:-

(a)           delivery by hand was made;

(b)           the envelope containing the notice was correctly addressed and posted;

(c)           in the case of a fax, the fax was properly addressed to the correct number and a transmission report was generated by the sender’s fax machine recording a message from the recipient’s fax machine confirming that the fax was sent to the number indicated above and that all pages were successfully transmitted; and

(d)           in the case of electronic mail, the electronic mail was correctly addressed and sent and an automatically generated notification of delivery was requested by the sender when sending the electronic mail, even if no such notification was received by the sender, provided that no notification was received by the sender that the electronic mail was undeliverable (a “failure notification”) and if a failure notification was received the sender shall re-send a copy of the notice by electronic mail and shall also send a copy of the notice by another method of service set out in Clause 25.1, in which case it shall be deemed to have been sent in accordance with Clause 25.2 as it applies to that other method of service.

26.          COUNTERPARTS

This Agreement may be prepared in English language and executed in any number of counterparts and by the Parties on different counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall be deemed an original, but all the counterparts shall together constitute one and the same agreement.

27.          LANGUAGE

27.1        All notices or formal communications under or in connection with this Agreement shall be in English.

27.2        Schedules to the Disclosure Letter may be made in Russian or English languages.

28.          GOVERNING LAW AND JURISDICTION

28.1        This Agreement and the transaction documents to be entered into in accordance with the principles set out herein are intended to be legally binding and shall be governed by, and construed in accordance with, English law, other than conflict of laws provisions.

28.2        In the event of any dispute, controversy or claim arising out of, or in connection with, this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), any

Party may serve written notice on the other Party that a Dispute has arisen (the “Notice of Dispute”).

The Parties shall apply all commercially reasonable efforts to resolve any Dispute on an amicable basis within thirty calendar days from the date on which the Notice of Dispute is served by one Party on the other Party (or such shorter or longer period as may be agreed in writing between the Parties).

If the Parties do not resolve any Dispute by amicable negotiation within the above stated period, such Dispute shall be referred to and finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (the LCIA Rules), which are deemed to be incorporated by reference into this Clause 28. There shall be three arbitrators; the Vendors acting together shall be entitled to nominate one arbitrator, the Purchaser shall be entitled to nominate one arbitrator, and the two arbitrators so appointed shall, within 14 (fourteen) days of the last of their respective appointments, nominate the third arbitrator, who shall serve as chairman (failing which the chairman shall be appointed by the London Court of International Arbitration under the LCIA Rules).

The seat of the arbitration shall be London, England. The language of the arbitration shall be English. The arbitrators’ decision shall be final and binding upon the Parties, and the Parties waive any rights of appeal or to seek a determination of a preliminary point of law from the courts.

SCHEDULE 1

Subsidiaries

Schedule 1 as of October 5, 2009

Subsidiaries

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

1.	Open Joint Stock Company “COMSTAR-United TeleSystems”	RF	1027700003946 04.07.2002 RF Tax Department for the City of Moscow	835,881,720 RUR	417,940,860 RUR	1. OJSC “AFK SISTEMA” (36.43) 2. United TeleSystems (13.75) 3. MGTS Finance S.A. (11.06) 4. OJSC “ MGTS ” (2.754) 5. SA ECU GEST HOLDING (0.734)

2.	Limited Liability Company “UNITEL”	RF	1027700449204 21.11.2002 RF Tax Department for the City of Moscow	10,000 RUR	10,000 RUR	1. OJSC “COMSTAR-UTS” (100)

3.	Open Joint Stock Company “M-Telecom Holding”	RF	1057748870431 01.11.2005 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	100,000 RUR	100,000 RUR	1. OJSC “COMSTAR-UTS” (100)

4.	AnTel Metrocom Limited	BVI	643659 24.02.2005 Registrar of Corporate Affairs	75,849,246 USD	75,849,246 USD	1. OJSC “COMSTAR-UTS” (100)

5.	Comstar One Limited	BVI	1052917 22.09.2006 Registrar of Corporate Affairs	75,050,000 USD	75,050,000 USD	1. OJSC “COMSTAR-UTS” (100)

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

6.	Limited Liability Company “COMSTAR-UKRAINE”	Ukraine	22449427 tax Inspectorate for Primorsky District for the City of Odessa (Ukraine)	26,045,860 UAH	26,045,860 UAH	1. OJSC “COMSTAR-UTS” (99) 2. CJSC “UNITED TELESYSTEMS MGTS” (1)

7.	Limited Liability Company “Technological Communication Systems”	Ukraine	10691200000000610 21.12.2000 Obolon District State Administration for the City of Kyiv (Ukraine)	816,000.00 UAH	816,000.00 UAH	1. OJSC “COMSTAR-UKRAINE” (100)

8.	Closed Joint Stock Company “COMSTAR-Direct”	RF	1027700288076 07.10.02 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	400,250 RUR	107,285 RUR	1. OJSC “COMSTAR-UTS” (100)

9.	Limited Liability Company “ASTELIT”	RF	1027739233620 23.09.02 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	10,000 RUR	10,000 RUR	1. OJSC “M-TELECOM HOLDING” (100)

10.	MGTS Finance S.A.	Luxembourg	B 114348 02.02.2006 Luxembourg Commercial and Business Register	159,029,290 EUR	159,029,290 EUR	1. CJSC “UNITED TELESYSTEMS MGTS” (99.99)

2

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

11.	Closed Joint Stock Company “ESTEL”	RF	1026201257675 18.09.2002 Interdistrict Inspectorate No. 2 of RF Ministry for Taxes and Charges for the City of Ryazan	9,000 RUR	9,000 RUR	1. CJSC “COMSTAR DIRECT” (51)

12.	Callnet Enterprises Limited	Great Britain	4772230 20.05.2003 Registrar of Companies for England and Wales	1,000 GBP	1,000 GBP	1. OJSC “COMSTAR-UTS” (75.10)

13.	Closed Joint Stock Company “CORNET-AM”	Armenia	286.120.03794 30.12.1999 State Register of the Republic of Armenia	100,000 AMD	100,000 AMD	1. CALLNET ENTERPRISES LIMITED (100)

14.	Closed Joint Stock Company “COMSTAR-Regions”	RF	1097746419913 03.08.09 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	616,183,376 RUR	616,183,376 RUR*	OJSC “COMSTAR-UTS” (100)

15.	Open Joint Stock Company “Investment Communications Company”	RF	1027739875998 25.12.2002 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	19,518,337, 220 RUR	19,518,337, 220 RUR	1. OJSC “COMSTAR-UTS” (17.31) 2. MGTS FINANCE S.A. (7.69 + 1 share)

3

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

16.	Closed Joint Stock Company “City-Telecom”	RF	1037739360735 03.02.2003 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	3,710,600 RUR	3,710,600 RUR	1. COMSTAR-UTS (45) 2. OJSC “MGTS” (5)

17.	Open Joint Stock Company “Moscow Auction House”	RF	1037739768340 06.03.2003 Inspectorate of the Federal Tax Service No. 4 for the City of Moscow	200,000.00 RUR	200,000.00 RUR	1. OJSC “COMSTAR-UTS” (2)

18.	Open Joint Stock Company “Regional Technical Center”	RF	1028600943425 17.09.2002 tax Inspectorate No. for the City of Tyumen	95,162,292 RUR	70,512,292 RUR	OJSC “COMSTAR-UTS” (86.21)

19.	Open Joint Stock Company “TS-Retail”	RF	1087746871453 23.07.2008 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	344,400,000 RUR	344,400,000 RUR	1. OJSC “COMSTAR-UTS” (15)

20.	Closed Joint Stock Company “Urals Telephone Company”	RF	1026604948260 23.10.2002 Tax Inspectorate for Kirovsky District of the City of Yekaterinburg	45,000 RUR	45,000 RUR	1. CJSC “COMSTAR-Regions” (100)

4

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

21.	Open Joint Stock Company “Mass Media System”	RF	1037708003805 23.01.2003 Tax Inspectorate No. 8 for the Central Administrative District of Moscow	614,553,200 RUR	614,553,200 RUR	1. OJSC “COMSTAR-UTS” (3.14)

22.	Open Joint Stock Company “Moscow City Telephone Network”	RF	1027739285265 30.09.02 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	3,831,802,000 RUR	3,831,802,000 RUR	1. OJSC COMSTAR OTC (55.732)

23.	Closed Joint Stock Company “AMT”	RF	1027739033772 01.08.2002 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	41,000,000 RUR	20,500,000 RUR	1. OJSC “MGTS” (100)

24.	Closed Joint Stock Company “Petrodvor”	RF	1027700011240 09.07.2002 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	2,734,236,000 RUR	1,367,118,000 RUR	1. OJSC “MGTS” (100)

5

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

25.	Open Joint Stock Company “MS-Tel”	RF	1027700011041 09.07.2002 Tax Department of Russia for the City of Moscow	100,000 RUR	100,000 RUR	1. OJSC “MGTS” 100)

26.	Closed Joint Stock Company “United TeleSystems MGTS”	RF	1047796728638 01.10.2004 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	12,998,682 260 RUR	6,499,341,130 RUR	1. OJSC “MGTS” 100)

27.	Joint Stock Commercial Bank “Moscow Bank for Reconstruction and Development”	RF	1027739053704 08.08.2002 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	883,000,000 RUR	883,000,000 RUR	1. OJSC “MGTS” 2.82)

28.	Joint Stock Commercial Bank “LINK-Bank” (Open Joint Stock Company)	RF	1027739064704 13.08.2002 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	9,164,390 RUR	9,164,390 RUR	1. OJSC “MGTS” 16.37)

29.	Closed Joint Stock Company “Rest House “Priazovye”	RF	1022301118663 14.10.2002 Territorial Site for the City of Eisk, Krasnodar Krai	6,080 RUR	4,080 RUR	1. OJSC “MGTS” 67.01)

6

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

30.	Open Joint Stock Company “ESTA”	RF	1022900840346 27.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Severodvinsk, Arkhangelsk Region	1,283,400 RUR	1,283,400 RUR	1. OJSC “COMSTAR-UTS” (100)

31.	Closed Joint Stock Company “Regional Cable Networks”	RF	1022900842194 18.12.2002 Inspectorate of RF Ministry for Taxes and Charges for Severodvinsk, Arkhangelsk Region	6,010,000 RUR	3,010,000 RUR	1. OJSC “COMSTAR-UTS” (100)

32.	Closed Joint Stock Company “ESTA TELECOM”	RF	1024001181225 13.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Leninsky District of Kaluga	3,090,000 RUR	3,090,000 RUR	1. OJSC “COMSTAR-UTS” (100)

33.	Closed Joint Stock Company “ESTA TV”	RF	1022900840357 27.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Severodvinsk, Arkhangelsk Region	8,710,000 RUR	4,355,000 RUR	1. OJSC “COMSTAR-UTS” (100)

7

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

34.	Closed Joint Stock Company “Tversvyazinform”	RF	1026900512330 07.08.2002 Tax Inspectorate No. 1 for Tver Region.	5,010,000 RUR	3,010,000 RUR	1. OJSC “COMSTAR-UTS” (100)

35.	Limited Liability Company “Management and Leasing”	RF	1036603528202 08.08.2003 Tax Inspectorate for Kirovsky District of Yekaterinburg, Sverdlovsk Region	10,000 RUR	10,000 RUR	1. CJSC “COMSTAR-Regions” (75)

36.	Limited Liability Company “EuroTel”	RF	1026602315541 09.09.2002 Tax Inspectorate for Verkh-Isetsk District of Yekaterinburg	50,000 RUR	50,000 RUR	1. LLC “Management & Leasing” (80)

37.	Limited Liability Company “Sendee Info”	RF	1025203016255 15.08.2002 Inspectorate of RF Ministry for Taxes and Charges for Nizhny Novgorod	12,000 RUR	12,000 RUR	1. OJSC “COMSTAR-UTS” (100)

38.	Limited Liability Company “United Cable Net”	RF	1027700095158 07.08.2002 Tax Inspectorate No. 39 for the City of Moscow	10,000 RUR	10,000 RUR	1. JIR Broadcast, Inc. (98,32) 2. JIR Broadcast Management, Inc. (1.68)

39.	Closed Joint Stock Company “Astro-Tel”	RF	1027700551306 19.12.2002 tax Department for the City of Moscow	20,000 RUR	10,000 RUR	1. CJSC “TRUNK” (100)

8

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

40.	Closed Joint Stock Company Information and Marketing Agency “TRUNK-MEDIA”	RF	1023000826683 03.10.2002 Inspectorate of RF Ministry for Taxes and Charges for Kirovsky District of Astrakhan	20,000 RUR	10,000 RUR	1. CJSC “TRUNK” (100)

41.	Closed Joint Stock Company “INFOTEK”	RF	1026604946004 01.10.2002 Inspectorate of RF Ministry for Taxes and Charges for Kirovsky District of Yekaterinburg	7,706,500 RUR	216,500 RUR	1. JIR Broadcast, Inc. (100)

42.	Closed Joint Stock Company “Integral Telecommunication Network”	RF	1025300782154 03.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Velikiy Novgorod	10,000 RUR	10,000 RUR	1. JIR Broadcast, Inc. (70)

43.	Closed Joint Stock Company “Integral Telecommunication Network +”	RF	1025300782165 03.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Velikiy Novgorod	3,500,000 RUR	3,500,000 RUR	1. JIR Broadcast, Inc. (70)

9

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

44.	Closed Joint Stock Company “Canal-7”	RF	1022401628237 15.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Norilsk, Krasnoyarsky Krai	15,062,000 RUR	6,202,000 RUR	1. JIR Broadcast, Inc. (90) 2. CJSC “COMSTAR-Regions” (10)

45.	Closed Joint Stock Company “Canal VT”	RF	1025901372826 22.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Motovilikha District, Perm	2,753,100 RUR	2,709,400 RUR	1. JIR Broadcast, Inc. (83.40) 2. LLC “United Cable Net” (1.60)

46.	Closed Joint Stock Company “Cascade-TV”	RF	1026403340050 09.08.2002 Inspectorate of RF Ministry for Taxes and Charges for Oktyabrsky District, Saratov	10,000 RUR	10,000 RUR	1. JIR Broadcast, Inc. (72.00)

47.	Closed Joint Stock Company “Comtel-Kemerovo”	RF	1024200677599 17.07.2002 Inspectorate of RF Ministry for Taxes and Charges for the City of Kemerovo, Kemerovo Region	20,000 RUR	10,000 RUR	1. LLC “United Cable Net” (95) 2. CJSC “COMSTAR-Regions” (5)

10

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

48.	Closed Joint Stock Company “Cable TeleVision MARK”	RF	1021801146696 10.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Oktyabrsky District of Izhevsk, Republic of Udmurtia	20,000 RUR	10,000 RUR	1. JIR Broadcast, Inc. (90) 2. CJSC “COMSTAR-Regions” (10)

49.	Closed Joint Stock Company “MPC “Canal-7”	RF	1022401628336 15.11.2002 Inspectorate of RF Ministry for Taxes and Charges for Norilsk, Krasnoyarsky Krai	1,014,000 RUR	14,000 RUR	1. JIR Broadcast, Inc. (80)

50.	Closed Joint Stock Company “Scientific and Production Amalgamation ‘VIDIS’”	RF	1025201743445 07.10.2002 Tax Inspectorate No. 2 for Nizhegorodskaya Region	16,800 RUR	8,400 RUR	1. JIR Broadcast, Inc. (60) 2. CJSC “COMSTAR-Regions” (40)

51.	Closed Joint Stock Company “First Perm Internet Center”	RF	1025900887418 21.08.2002 Tax Inspectorate for Sverdlovsky District of the City of Perm	15,000 RUR	15,000 RUR	1. JIR Broadcast, Inc. (100)

52.	Closed Joint Stock Company “RusLan-TV”	RF	1027700139334 20.08.2002 Tax Department for the City of Moscow	7,600 RUR	7,600 RUR	1. LLC “United Cable Net” (100)

11

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

53.	Closed Joint Stock Company “Simbirsk CTV”	RF	1027301570889 26.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Zavolzhsky District of Ulyanovsk	4,510,000 RUR	2,255,000 RUR	1. LLC “United Cable Net” (89) 2. OJSC “COMSTAR-UTS” (11)

54.	Closed Joint Stock Company “Tagilteleseti”	RF	1036601221470 20.01.2003 Inspectorate of RF Ministry for Taxes and Charges for Nizhny Tagil Sverdlovsk Region	30,000 RUR	30,000 RUR	1. CJSC “INFOTEK” (74)

55.	Closed Joint Stock Company “TELEVISION COMPANY TV-MAIDAN”	RF	1026103159202 09.08.2002 Inspectorate of RF Ministry for Taxes and Charges for Kirovsky District of Rostov-upon-Don	7,590 RUR	7,590 RUR	1. JIR Broadcast, Inc. (100)

56.	Closed Joint Stock Company “TV and Radio Broadcasting Astrakhan Independent Company ‘TRUNK’”	RF	1023000826606 03.10.2002 Tax Inspectorate for Kirovsky District of Astrakhan	7,740,000 RUR	5,160,000 RUR	1. JIR Broadcast, Inc. (80) 2. CJSC “COMSTAR-Regions” (20)

12

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

57.	Closed Joint Stock Company “TSN”	RF	1025203724116 02.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Sovetsky District of Nizhny Novgorod	42,508,500 RUR	25,829,970 RUR	1. JIR Broadcast, Inc. (100)

58.	Open Joint Stock Company “Teleservice”	RF	1023601530270 13.08.2002 Tax Inspectorate for Zheleznodorozhny District of Voronezh	1,090,800 RUR	1,090,800 RUR	1. JIR Broadcast, Inc. (49.50) 2. LLC “United Cable Net” (4.785)

59.	Limited Liability Company “SALLAK Group of Companies”	RF	1022301969843 13.08.2002 Tax Inspectorate No. 5 for the City of Krasnodar	10,000 RUR	10,000 RUR	1. LLC “United Cable Net” (91.60) 2. OJSC “COMSTAR-UTS” (8.4)

60.	Limited Liability Company “Dudinka-InterCom”	RF	1038400004488 05.09.2003 Interdistrict Tax Inspectorate No. 2 for Taimyr (Dolgano-Nenetsky) Autonomous Circuit	10,000 RUR	10,000 RUR	1. LLC “Norilsk InterCom” (70)

61.	Closed Joint Stock Company “Canal-7 plus”	RF	1092457001570 14.08.2009 Federal Tax Service Inspectorate for the City of Norilsk, Krasnoyarsky Krai	10,000 RUR	10,000 RUR*	1. CJSC “Canal-7” (100)

13

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

62.	Closed Joint Stock Company “Comtel-Vologda”	RF	1093525012998 25.09.2009 Interdistrict Inspectorate No. 11 of the Federal Tax Service for Vologodskaya region	10,000 RUR	10,000 RUR*	1. LLC “United Cable Net” (100)

63.	Closed Joint Stock Company “COMTEL-TAGANROG”	RF	1096154003329 31.08.2009 Federal Tax Service Inspectorate for the City of Taganrog, Rostov Region	90,000 RUR	10,000 RUR*	1. LLC “United Cable Net” (100)

64.	Limited Liability Company “KUZNETSK-TELEMOST”	RF	1024201754730 30.10.2002 Tax Insectorate for the Central District of Novokuznetsk, Kemerovo Region	8,400 RUR	8,400 RUR	1. JIR Broadcast, Inc. (85) 2. CJSC “COMSTAR-Regions” (15)

65.	Limited Liability Company “Norilsk-InterCom”	RF	1032401501330 15.08.2003 Tax Inspectorate for the City of Norilsk, Krasnoyarsky Krai	10,000 RUR	10,000 RUR	1. CJSC “Canal-7” (74)

66.	Limited Liability Company “Novgorod Telephone Networks”	RF	1025300782044 02.09.2002 Inspectorate of RF Ministry for Taxes and Charges for Velikiy Novgorod	10,000 RUR	10,000 RUR	1. CJSC “ITS+” (24)

14

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

67.	Limited Liability Company “Production and Commercial Firm “TRUNK-SERVICE”	RF	1023000827134 04.10.2002 Tax Inspectorate of the Kirovsky District of the City of Astrakhan	8,400 RUR	8,400 RUR	1. CJSC “TRUNK” (100)

68.	Closed Joint Stock Company “TV Networks”	RF	1096623007128 01.09.2009 Interdistrict Tax Inspectorate No. 16 for Sverdlovsk Region	416,000 RUR	416,000 RUR*	1. JIR Broadcast, Inc. (100)

69.	Limited Liability Company Telecommunication Company “Elecom-service”	RF	1043600035148 11.05.2004 Interdistrict Tax Inspectorate for Voronezh Region Major Taxpayers	20,000 RUR	20,000 RUR	1. LLC “United Cable Net” (52) 2. CJSC “COMSTAR-Regions” (48)

70.	Limited Liability Company “Elecom-service “	RF	1063667241923 30.06.2006 Interdistrict Tax Inspectorate for Voronezh Region Major Taxpayers	10,000 RUR	10,000 RUR	1. LLC “United Cable Net” (52) 2. CJSC “COMSTAR-Regions” (48)

71.	Closed Joint Stock Company “ELECTRONICS”	RF	1096439001603 23.07.2009 Interdistrict Tax Inspectorate No. 2 for Saratov Region	304,920 RUR	304,920 RUR*	1. LLC “United Cable Net” (55) 2. CJSC “COMSTAR-Regions” (45)

15

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

72.	Closed Joint Stock Company “Telesat”	RF	1096623007139 01.09.2009 Interdistrict Tax Inspectorate No. 16 for Sverdlovsk Region	10,000 RUR	10,000 RUR*	1. LLC “United Cable Net” (100)

73.	Closed Joint Stock Company “Inter TV-Shuya” (CJSC “Inter TV-Shuya”)	RF	1093706000805 04.09.2009 Interdistrict Tax Inspectorate No. 3 for Ivanovo Region	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

74.	Limited Liability Company “Inter-Net”	RF	1023700562852 25.12.2002 Tax Inspectorate of the Federal Tax Service for the City of Ivanovo	8,500 RUR	8,500 RUR	1. OJSC “COMSTAR-UTS” (100)

75.	Closed Joint Stock Company “Inter-Telecom”	RF	1093702021610 16.09.2009 Tax Inspectorate of the Federal Tax Service for the City of Ivanovo	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

76.	Closed Joint Stock Company “Cable Networks ‘Inter TV’”	RF	1093702021632 16.09.2009 Tax Inspectorate of the Federal Tax Service for the City of Ivanovo	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

16

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

77.	Limited Liability Company “TV and Radio Company “Inter TV”	RF	1023700561081 19.12.2002 Inspectorate of RF Ministry for Taxes and Charges for the City of Ivanovo	2,208,400 RUR	2,208,400 RUR	1. OJSC “COMSTAR-UTS” (100)

78.	Limited Liability Company “Teleradiotekhnika”	RF	1026701451303 05.12.2002 Inspectorate of RF Ministry for Taxes and Charges for Industrial District of the City of Smolensk	50,000 RUR	50,000 RUR	1. CJSC “COMSTAR-Regions” (100)

79.	Closed Joint Stock Company “Grazhdan-Service”	RF	1091831004935 27.08.2009 Federal Tax Service Inspectorate for Oktyabsky District of the City of Izhevsk	8,000,000 RUR	8,000,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

80.	Closed Joint Stock Company “Maxima Engineering”	RF	1095321004470 11.09.2009 Interdistrict Tax Inspectorate No. 9 for Novgorod Region	10,000 RUR	10,000 RUR *	1. OJSC “COMSTAR-UTS” (100)

81.	Closed Joint Stock Company “Ivanovo Cable Networks”	RF	1023700557484 06.12.2002 Inspectorate of RF Ministry for Taxes and Charges for the City of Ivanovo	3,938,000 RUR	3,938,000 RUR	1. LLC TRK “Inter TV” (100)

17

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

82.	Closed Joint Stock Company “Curant”	RF	1094632008338 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	500,000 RUR	500,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

83.	Closed Joint Stock Company “TVC-Soyuznaya”	RF	1094632008316 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

84.	Closed Joint Stock Company “TVC-Center”	RF	1094632008327 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

85.	Limited Liability Company “TVC-Kursk”	RF	1074632002411 22.02.2007 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR	1. OJSC “COMSTAR-UTS” (100)

86.	Closed Joint Stock Company “TVC-CeBep”	RF	1094632008294 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

87.	Closed Joint Stock Company “TVC-Same”	RF	1094632008305 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

18

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

88.	Closed Joint Stock Company “TVC-Internet”	RF	1094632008283 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

89.	Limited Liability Company “SKIF-ORYOL”	RF	1047796313102 05.05.2004 Interdistrict Tax Inspectorate No. 46 for the City of Moscow	87,500,000 RUR	87,500,000 RUR	1. OJSC “COMSTAR-UTS” (100)

90.	Closed Joint Stock Company “TVC”	RF	1095742001464 01.09.2009 Interdistrict Inspectorate of RF Federal Tax Service No. 2 for Oryol Region	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

91.	Closed Joint Stock Company “CTV”	RF	1095753002531 01.09.2009 Inspectorate of Federal Tax Service for Sovetsky District of the City of Oryol	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

92.	Limited Liability Company “SKIF-TAMBOV”	RF	1067746368140 13.03.2006 Interdistrict Inspectorate of the Federal Tax Service No. 46 for the City of Moscow	27,000,000 RUR	27,000,000 RUR	1. OJSC “COMSTAR-UTS” (100)

19

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

93.	Closed Joint Stock Company “Tambov-Telecom”	RF	1096829005624 02.09.2009 Inspectorate of Federal Tax Service for the City of Tambov	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

94.	Limited Liability Company “Skif-Line”	RF	1037739186980 23.01.2003 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	56,000,000 RUR	56,000,000 RUR	1. OJSC “COMSTAR-UTS” (100)

95.	Closed Joint Stock Company “TVC-Kursk”	RF	1094632008382 27.08.2009 Inspectorate of the Federal Tax Service for the City of Kursk	10,100 RUR	10,100 RUR*	1. LLC “Skif-Line” (100)

96.	Closed Joint Stock Company “Ivanovo Cable Networks”	RF	1093702020598 03.09.2009 Inspectorate of Federal Tax Service for Ivanovo	10,000 RUR	10,000 RUR*	1. OJSC “COMSTAR-UTS” (100)

97.	Limited Liability Company “Informservice”	RF	1025203730925 16.10.2002 Tax Inspectorate for Sovetksy District of Nizhny Novgorod	16,340,000 RUR	16,340,000 RUR	1. JIR Broadcast, Inc. (100)

98.	JIR Broadcast, Inc.	USA	2868291 06.03.1998 Secretary of State, the State of Delaware	148,106 USD	148,106 USD	1. OJSC “COMSTAR-UTS” (100)

20

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

99.	JIR Broadcast Management, Inc.	USA	2873860 19.03.1998 Secretary of State, the State of Delaware	100 USD	100 USD	1. JIR Broadcast, Inc. (100)

100.	JIR, Inc.	USA	2847028 15.01.1998 Secretary of State, the State of Delaware	100,000 USD	100,000 USD	1. OJSC “COMSTAR-UTS” (100)

101.	JIR Management, Inc.	USA	2788530 31.03.1998 Secretary of State, the State of Delaware	100 USD	100 USD	1. JIR, Inc. (100)

102.	Closed Joint Stock Company “RADIOPAGE”**	RF	1027739273990 27.09.2002 Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	100,000 RUR	100,000 RUR	1. OJSC “MGTS” (40)

103.	Closed Joint Stock Company “Expo-Telecom”**	RF	1027739476313 29.10.2002 MHC Interdistrict Inspectorate of the Federal Tax Service No. 39 for the City of Moscow	644,000 RUR	644,000 RUR	1. OJSC “MGTS” (5.43)

104.	Limited Liability Company “PTT-Stroy”**	RF	1027700503291 06.12.2002 Tax Department for the City of Moscow	701,644,37 RUR	701,644,37 RUR	1. CJSC “COMSTAR DIRECT” (100)

21

			Main State	Share Capital		Held by (Shareholder/Participant)
No.	Name of Entity	Jurisdiction	Registration Number	Authorized	Issued	(Shareholding/Interest)

105.	Limited Liability Company “Comtel”**	RF	1022301216057 16.12.2002 Tax Inspectorate No. 1 for the City of Krasnodar	5,000 RUR	5,000 RUR	1. CJSC “COMSTAR-Regions” (99.90)

Note:

*   Documents required for the registration of share issuance have been delivered to the FSFM of Russia

** Companies listed under Nos. 102-105 are not carrying out financial and business activities and are subject to dissolution/sale.

22

SCHEDULE 2

Vendors’ Warranties

Each of the Vendors warrants as follows:

1.             Title

1.1           Sistema is the sole legal and beneficial owner of, and has good and valid title directly to, the Sistema Comstar Shares and the Sistema UTS Shares , free and clear of all Encumbrances (other than as of the Signing Date,and not as of the Completion, such Sistema Comstar Shares are encumbered by the Sberbank Sistema Pledge), all such Sistema Comstar Shares and Sistema UTS Shares being fully paid.

1.2           ECU Gest is the sole legal and beneficial owner of, and has good and valid title directly to, the number of the Comstar Ordinary Shares set forth in recital (D) of this Agreement, free and clear of all Encumbrances, all such Comstar Ordinary Shares being fully paid.

1.3           UTS is the sole legal and beneficial owner of, and has good and valid title directly to, the number of the Comstar Ordinary Shares set forth in recital (E) of this Agreement, free and clear of all Encumbrances (other than as of the Signing Date only (and not as of the Completion) such Comstar Ordinary Shares are encumbered by the Sberbank Sistema Pledge), all such Comstar Ordinary Shares being fully paid.

1.4           Sistema Telecom is the sole legal and beneficial owner of, and has good and valid title directly to, the number of the UTS Ordinary Shares set forth in recital (F) of this Agreement, free and clear of all Encumbrances, all such UTS Ordinary Shares being fully paid.

1.5           The Shares to be delivered and transferred to the Purchaser pursuant to this Agreement shall, at and subject to Completion, be delivered and transferred free and clear of any Encumbrances.

1.6           The Shares comprise 50.91% of the total authorised and issued share capital of Comstar and 100% of the total authorized and issued share capital of UTS.

1.7           Subject to pledges granted to secure the Sberbank Loan, Comstar is the sole legal and beneficial owner of, and has good and valid title to, 3,378,173,750 common shares of OJSC Svyazinvest (approximately 17.3% of outstanding capital), and MGTS Finance is the sole legal and beneficial owner of, and has good and valid title to, 1,501,410,556 common shares of OJSC Svyazinvest (approximately 7.7% of outstanding capital).

2.             Information

2.1           All information contained herein, in any Schedule hereto and in the Disclosure Letter in relation to the Vendors and the Group Companies was when given and remains now true and accurate in all material respects and, as far as the Vendors are aware, there is no material fact or matter relevant to the Group which has not been disclosed to the Purchaser, disclosure of which might reasonably be expected to affect the willingness of the Purchaser to purchase the Shares on the terms herein set out.

3.             The Vendors

3.1           Each of the Vendors is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

3.2           Each of the Vendors has full requisite legal right, power and authority and has obtained all consents, licences, authorisations, waivers or exemptions required to enable it to enter into and perform its obligations under this Agreement.

3.3           Each person signing this Agreement on behalf of the Vendors is duly authorised to do so.

4.             No Conflict

4.1           The execution, delivery and performance by the Vendors of this Agreement:

4.1.1        does not and will not violate any laws or regulations applicable to the Vendors’ or Group’s business, or result in a breach of any order, judgment or decree of any Governmental Entity to which the Vendors or any Group Company is a party or by which any of them is bound;

4.1.2        does not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) allow any other person to exercise any rights under any of the terms or provisions of the Organizational Documents of the Vendors or any Group Company or create any Encumbrance in respect of the Shares;

4.1.3        does not and will not (or would not with the giving of notice, or lapse of time, or the happening or any other event or condition) constitute or result in a material breach or material violation of, or allow any other person to exercise any rights under, any of the terms or provisions of the Material Contracts (other than of the Sberbank Loan and Sberbank Sistema Loan as of the Signing Date only, and not as of the Completion);

4.1.4        does not and will not result in or cause the termination or revocation of any Material Licenses;

4.1.5        does not and will not result in the creation of any Encumbrance pursuant to, or cause or permit acceleration prior to maturity of any amounts owing under, any mortgage, security agreement, deed of trust or other financing agreement to which any Group Company is, on or prior to the Completion, or to which any of the assets of any Group Company is subject, on or prior to the Completion (other than of the Sberbank Loan as of the Signing Date only, and not as of the Completion); and

4.1.6        does not require that the Vendors or any of the Group Companies obtain any consent, approval or authorization by any third party or any Governmental Entity approval.

4.2           This Agreement constitutes valid and binding obligations of the Vendors enforceable in accordance with its terms.

5.             Dividends

Except as disclosed in Schedule 5 to the Disclosure Letter, since 31 December 2008, none of the Group Companies which is not wholly-owned by another Group Company has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class or, as the case may be, participatory interest, or has, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or participatory interest, or agreed to do so.

6.             Corporate Records

Since June 30, 2006 each Target Company and each Material Subsidiary has maintained all corporate records as are required to be kept by applicable law and all corporate proceedings and actions reflected in such corporate records have been conducted or been taken in compliance with all applicable laws and with the relevant Organizational Documents of the Group. The Vendors have delivered to the Purchaser true, correct and complete copies of the Organizational Documents of each Target Company and each Material Subsidiary, as attached in Schedule 6 to the Disclosure Letter.

7.             The Target Companies

7.1           Each of the Target Companies is a company duly established and validly existing under the laws of the Russian Federation. Each of the Target Companies has requisite power and authority to own the assets it now owns and conduct its business as is now being conducted.

7.2           All of the issued shares of each of the Target Companies have been properly and validly registered, issued and placed and are fully paid up. No person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share capital in the Target Companies. There are no pending or authorized share capital increases or decreases or issues of shares in any Target Company’s share capital and no outstanding instrument convertible into or exchangeable for any interest in any of the Target Companies’ share capital.

7.3           Each of the Target Companies is the legal and beneficial owner of shares in each of the respective Subsidiaries as are set forth in Schedule 1, free from any Encumbrances, and,

save for the Comstar’s direct or indirect ownership of the Subsidiaries, each of the Target Companies:

7.3.1        is not and has not agreed to become the holder or beneficial owner of or have any interest (legal or beneficial) in any class of any shares, debentures or other capital or securities of any other body corporate, firm, association, venture, person or entity (whether in the Russian Federation or elsewhere); and

7.3.2        is not and has not agreed to become a member of any partnership, joint venture, consortium or party to any agreement or arrangement for sharing commissions or other income other than Comstar’s participation in the 2007 Coral/Sistema Strategic Fund.

7.4           The only assets held by UTS are 57,446,760 Comstar Ordinary Shares. Except as disclosed in Schedule 7.4 to the Disclosure Letter, UTS has no liabilities or capital commitments whether actual, contingent, quantified, disputed or otherwise.

8.             Subsidiaries

8.1           Each Material Subsidiary is a company duly established and validly existing under the laws of its respective jurisdiction as set out in Schedule 1. Each Material Subsidiary has the requisite power and authority to own or lease (as the case may be) its Real Property and own or lease (as the case may be) and operate the assets it now owns or leases and operates, and to carry on its business as it is now being conducted.

8.2           All of the issued shares of each of the Material Subsidiaries have been properly and validly registered, issued and placed and are fully paid up.

8.3           No person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share capital in any of the Subsidiaries.

8.4           There are no pending or authorized share capital increases or decreases or issues of shares of any of the Subsidiaries and no outstanding instrument convertible into or exchangeable for shares of any of the Subsidiaries other than the CallNet Option or in connection with the Comstar Regions Reorganization.

9.             No Default; Compliance with Applicable Laws

9.1           Neither any Target Company nor any Material Subsidiary is in material default or violation of any term, condition or provision of its Organizational Documents.

9.2           Each Target Company and each Material Subsidiary has complied in all material respects with applicable law, including (where applicable) obligations under Russian Securities Law, FSMA 2000 and PLTD Rules and is not currently delaying the disclosure of any inside information (as defined in such rules).

9.3           None of the Target Companies nor any of the Material Subsidiaries has received any notice in any form that would indicate that any Group Company is not currently in material compliance with all applicable laws or judgments given by Governmental Entity or arbitrator.

9.4           Except as would not cause a Material Adverse Change, each Target Company and each Material Subsidiary has taken all corporate actions required by applicable law and its Organizational Documents with respect to any Material Contract or Related Party Transaction to which it is a party.

10.          No Other Agreements or Rights

10.1         Save as set out in the Organizational Documents or on the basis of the Vendors’ Control over the Target Companies solely by virtue of the ownership of the Shares and exercise of associated voting rights (including, for the avoidance of doubt, the election of members of the board of directors and such members’ performance as board members) , there are no agreements, arrangements or understandings (whether oral or written) of the Vendors or, so far as the Vendors are aware, any Affiliate thereof with any other person with respect to: (i) the holding, voting or transfer of any securities of any Group Company other than to another Group Company; (ii) the right of any person other than a Group Company to nominate members of the board of directors of any Group Company.

10.2         Save as set out in the Organizational Documents or as disclosed under paragraph 10.1, no person has any right of first refusal or pre-emptive rights in connection with the Shares.

11.          Conduct of Business in Ordinary Course

11.1         Since 31 December 2008 to the Completion, each Target Company, each Material Subsidiary and the Group as a whole has carried out its business in the Ordinary Course in all material respects, except as disclosed in Schedule 11.1 to the Disclosure Letter. Without limiting the generality of the foregoing, no Group Company has:

11.1.1      sold, transferred or otherwise disposed of or diminished the value of any of its material assets, other than in the Ordinary Course or to other Group Companies;

11.1.2      made any capital expenditure or commitments to do so (regardless of whether the expenditure itself is to be made before or after the Completion) which individually or in the aggregate resulted in the capital expenditure or commitment to do so (regardless of whether the expenditure itself is to be made before or after the Completion) by the Group as a whole exceeding (i) RUR2.525 million in the first six months of 2009; or (ii) RUR826 million in the third quarter of 2009 and until Completion (inclusive);

11.1.3      discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) other than the Access Put which individually or in the aggregate exceeded US$5,000,000;

11.1.4      [DELIBERATELY OMITTED]

11.1.5

(a)           created or assumed any material Encumbrance on any of its assets,

(b)           made capital contribution to, or investment in, any other person which individually or in aggregate exceeded US$5 million;

(c)           or entered into any Material Contract;

(d)           increased its Indebtedness, or assumed, guaranteed or otherwise become liable with respect to the liabilities or obligation of any person and of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate resulted in the Indebtedness of the Group as a whole exceeding (i) RUR32 billion as of the end of the first quarter of 2009; or (ii) RUR31.2 billion as of the end of the second quarter of 2009; or (iii) RUR31.2 billion plus $5million as of the end of the third quarter of 2009 and until Completion (inclusive);

11.1.6      made any acquisition of share capital or any assets, properties, businesses in other companies (including, but not limited to, subsidiaries) or any purchase of long-term investments or commitments to do any such acquisition or purchase with a value in excess of US$5 million;

11.1.7      made any loan or advance (other than to another Group Company in the Ordinary Course) which individually exceeded US$500,000 or in aggregate exceeded US$5 million;

11.1.8      made any bonus or profit sharing distribution or similar payment of any kind which individually exceeded US$1,000,000 or in aggregate exceeded US US$5,000,000;

11.1.9      removed any auditor or director or terminated any Key Employee;

11.1.10    granted any material increase in the rate of wages, salaries, bonuses or other remuneration of any of its Key Employees;

11.1.11    made any material change in any method of accounting practice;

11.1.12    been subject to a vote in favor of or consented to any merger, reorganization, amalgamation, transfer of Group assets, recapitalization or other transaction which would change the beneficial ownership or control of any Target Company or any Material Subsidiary (excluding, for the avoidance of doubt, any such change resulting from the transaction contemplated by this Agreement or the Comstar Regions Reorganization);

11.1.13    failed to make, or materially delayed in making, any Ordinary Course maintenance expenditures in a timely manner;

11.1.14    changed or made any tax election, settled or compromised any Tax Burden, consented to any extension of waiver of the statute of limitations period applicable to any taxes, Tax Return or claim for taxes, made any material amendment to any Tax Return or entered into any agreement to do any of the foregoing;

11.1.15    entered into any Related Party Transaction;

11.1.16    entered into any agreement with New Century Holdings relating to any shares in MGTS;

11.1.17    sold, transferred or otherwise disposed of any part of the Comstar’s stake in the charter capital of OJSC Svyazinvest; or

11.1.18    authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing.

11.2         [DELIBERATELY OMITTED]

11.3         Since 31 December 2008 to the Signing Date, there has been no Material Adverse Change with respect to any of the Target Companies or the Group as a whole.

12.          Licences

12.1         All Material Licences have been obtained and are held by the relevant Group Company and are valid and subsisting. True, correct and complete copies of all such Material Licenses are attached to the Disclosure Letter. To the knowledge of the Vendors, there is no reason to believe that any Group Company will not, going forward, be able to obtain any Material License required to be obtained under applicable law in connection with the carrying out of the business of each Group Company as now expected to be carried out.

12.2         As far as the Vendors are aware, no event has occurred that would entitle a Governmental Entity to revoke, rescind, avoid, repudiate, amend or terminate any Material License. No written notice has been given to any Group Company by any Governmental Entity of any intention to revoke, rescind, avoid, repudiate, amend or terminate any Material License.

12.3         No Group Company is in the course of surrendering any Material License in whole or in part.

12.4         All accrued (as of the date of this Agreement and of the Completion) obligations and liabilities imposed by the Material Licenses on any Group Company have been duly fulfilled and discharged or set forth in the Accounts and all compulsory work obligations contained in each of the Licences that are (subject to extensions granted by the relevant authorities) required to have been performed for commencement of services have been performed in all material respects.

12.5         As far as the Vendors are aware, the Group has obtained all the licences required for carrying on its business as currently conducted effectively in the places and in the manner in which it is carried on. The Group has not received any written notice from a Governmental Entity alleging that a Group Company has not obtained any licence required for carrying on its business effectively in the places and in the manner in which it is carried on in accordance with all applicable laws and regulations, where the absence of which would result in a Material Adverse Change.

13.          Accounts

13.1         The Accounts present a true and fair view of the financial position, results of operations and cash flow of the Group for the period to which they relate. The Accounts and the stand-alone RAS accounts of UTS and each Material Subsidiary for the years ended 31 December 2006, 31 December 2007 and 31 December 2008, true, correct and complete copies of which have been provided to the Purchaser, have been prepared in conformity with US GAAP or RAS, as appropriate, applied consistently throughout the period covered thereby and contain full provisions for or adequate details of all liabilities and capital commitments as at the end date thereof whether actual, contingent, quantified, disputed or otherwise.

13.2         The Vendors have delivered to the Purchaser the Interim Accounts and the Interim Accounts present a true and fair view of the financial position, results of operations and cash flow of the respective Target Companies on a consolidated basis as of and for the relevant period and end date, have been prepared in conformity with US GAAP (in case of Comstar) or RAS (in case of UTS) applied consistently throughout the period covered thereby and contain full provisions for or adequate details of all liabilities and capital commitments of the respective Target Companies on a consolidated basis as at the end date thereof whether actual, contingent, quantified, disputed or otherwise.

13.3         Prior to the Completion, the Vendors have delivered to the Purchaser the Management Accounts that are not misleading in any material respect, do not materially overstate the trading profit or loss of Comstar in respect of the period to which they relate and were prepared in all material respects, on the same basis and in accordance with the same accounting principles and practices, consistently applied, as the Accounts.

14.          Bank Accounts and Powers of Attorney

14.1         Schedule 14.1 to the Disclosure Letter sets forth a true, correct and complete list showing the name of each bank in which any Group Company has an account on which the balance is greater than US$1,000,000 and the names of all persons authorized to draw on the account.

14.2         Save as Disclosed in Schedule 14.2 to the Disclosure Letter, none of the Target Companies or the Material Subsidiaries has any outstanding powers of attorney to any person to enter into any contract or commitment or otherwise to bind or commit any Group Company to any obligations other than Ordinary Course purchases of goods and services in the amount of less than US$100,000.

15.          Material Contracts

15.1         Schedule 15.1 to the Disclosure Letter sets forth a complete and accurate list of all Material Contracts other than contracts among Group Companies or the Related Party Transactions set forth on Schedule 26.1 to the Disclosure Letter.

15.2         Each Material Contract has been duly authorized, is in full force and effect, has not been subject to any material and adverse amendment not specifically disclosed to the Purchaser and is valid, binding and enforceable by the relevant Group Company, in accordance with its terms. No Group Company has breached, or is in default in the observance or the performance of any term or obligation to be performed by it under, any Material Contract, nor has any event occurred or not occurred through a Group Company’s or, as far as the Vendors are aware, a third party’s action or inaction which, with the giving of notice or the lapse of time or both, would constitute a default by any Group Company under any Material Contract, nor has any Group Company received any notices or claims concerning any of the foregoing, in each case where such breach or default could lead to an acceleration of rights, termination or material liability for damages or other legal or equitable relief under the terms of such Material Contract.

15.3         Except as disclosed in Schedule 15.3 to the Disclosure Letter, no tender, quotation or offer made by any Group Company is capable of giving rise to a Material Contract merely by an order or acceptance by or other action of any third party.

16.          Suppliers

16.1         Schedule 16.1 to the Disclosure Letter sets forth a true, correct and complete list of the five (5) largest suppliers of each of the Target Companies and each of the Material Subsidiaries other than other Group Companies (the “Major Suppliers”) by dollar amount of the supplies or services provided for the eighteen-month period ending 30 June 2009. No such Major Supplier has indicated in writing to any Target Company or Material Subsidiary (as the case may be) that it will cease or substantially reduce its business with such company. The Vendors have no other reason to believe that the benefits of any relationship with any of the major suppliers of any Group Company will not continue in substantially the same manner as prior to the Signing Date.

16.2         There are no material claims pending or threatened by any of the Target Companies or Material Subsidiaries against any of its Major Suppliers or, so far as the Vendors is aware, by any Major Supplier against any of the Target Companies or Material Subsidiaries.

17.          Indebtedness

17.1         Save as Disclosed in Schedule 17.1 to the Disclosure Letter, as of September 30, 2009 there is no Material Indebtedness to any person or entity other than another Group Company.

17.2         No Material Indebtedness is overdue for payment.

17.3         No Group Company is a guarantor or otherwise liable to any person which is not a Group Company for any liability or obligation (including Indebtedness) of any other person (other than a Group Company or MTS or its subsidiaries) with a value in excess of US$1,000,000 (individually or in aggregate), other than those set out in Schedule 17.3 to the Disclosure Letter.

17.4         Total Indebtedness of the Group is not in excess of RUR31.2 billion plus US$5 million.

18.          Insurance

18.1         Each Target Company and each Material Subsidiary other than Comstar Regions has adequate insurance coverage in respect of risks normally insured against by persons carrying on the same business as the relevant company.

18.2         Schedule 18.2 to the Disclosure Letter sets forth a list of material insurance policies (identify subject matter of the insurance, scope and amount of the coverage provided thereunder, the identity of the insurer issuing such policies and the particulars of any outstanding claims made thereunder) in force relating to the properties (including Real Property), facilities, equipment and machinery (including equipment) owned and leased, and the operations conducted, by Material Subsidiaries. Such material insurance policies are in full force and effect; all premiums with respect thereto have been paid.

18.3         The Group maintains insurance policies that are required by applicable laws or customer contracts. No Group Company is in material default with respect to any of the provisions contained in the material insurance policies and with respect to any outstanding claims, no Group Company has failed to give any notice or to present any claim under any material insurance policy in a due and timely fashion. There are no claims by any Group Company against any of the material insurance policies as to which any insurance company is denying liability or defending under a reservation of rights clause. No Group Company has received notice of, and there are no outstanding requirements or recommendations by any insurance company that issued a material insurance policy, requiring or recommending repairs or other work to be done and requiring or recommending any equipment or facility to be installed or any other action, in each case with respect to the real or personal property of any Group Company.

19.          Taxation

19.1         Each of the Target Companies, the Material Subsidiaries and the Comstar Regions Subsidiaries has filed (taking into account all available extensions) all Tax Returns concerning taxes (or such Tax Returns have been filed on behalf of such entity) required to be filed by it under applicable law and has paid all amounts due from it in respect of taxes (whether or not actually shown on such Tax Returns).

19.2         So far as the Vendors are aware, all such Tax Returns are true, correct and complete and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by any tax laws, regulations or rules of any applicable jurisdiction or Governmental Entity.

19.3         Each of the Target Companies, the Material Subsidiaries and the Comstar Regions Subsidiaries has made, without limitation, proper and punctual payments of all Tax which it has become liable to pay; none of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries has deferred the payment of any tax obligation such as would give rise to any obligation after the Completion.

19.4         No material tax deficiencies in excess of US$500,000 are currently being asserted or assessed by a Governmental Entity in writing against any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries.  Neither Vendors nor any of the Target Companies, nor any of the Material Subsidiaries, nor any of the Comstar Regions Subsidiaries are  aware of any facts or circumstances which could give rise to such assessment or claim.

19.5         No tax authority has agreed to operate any special arrangement in relation to any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries  other than an arrangement which is in accordance with applicable laws, published statements of practice or published extra-statutory concessions of a relevant tax authority.

19.6         None of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries  is liable to pay any penalty, fine, surcharge or interest in respect of taxes or is otherwise subject to any outstanding claims by any tax authority for any penalty, fine, surcharge or interest in respect of taxes with a value in excess of US$500,000.

19.7         Each of the Target Companies, the Material Subsidiaries and the Comstar Regions Subsidiaries is resident only in the jurisdiction in which it was formed for all purposes of taxes and no claim is outstanding from any Governmental Entity in a jurisdiction that any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries is subject to a tax in that jurisdiction but with respect to which such Target Company or the Material Subsidiary or the Comstar Regions Subsidiaries , respectively, has not previously filed a Tax Return.

19.8         As far as the Vendors are aware, no tax claim with a value in excess of US$500,000 is outstanding at the date of this Agreement against any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries by any tax authority in any jurisdiction other than the Russian Federation.

19.9         None of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries has any outstanding waivers or comparable consents regarding the extension of the statute of limitations with respect to any taxes or Tax Returns.

19.10       There are no Encumbrances with respect to any taxes upon any of the assets and properties of any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries.

19.11       So far as the Vendor is aware, there are no tax (or foreign currency) audits or administrative or judicial proceedings being conducted with respect to any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries in any jurisdiction by any Governmental Entity in which any of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries has filed Tax Returns (or conducted transactions in foreign currency or foreign currency denominated assets).

19.12       No withholding Tax is due on the repayment of existing Indebtedness by any of the Target Companies, the Material Subsidiaries or the Comstar Regions Subsidiaries upon Completion.

19.13       No Tax charges payable by any Group Company should arise in relation to compensation/incentives/benefits provided to employees or management as a result of or linked to the Completion and sale of the Shares.

19.14       None of the Target Companies or the Material Subsidiaries or the Comstar Regions Subsidiaries has entered into any transactions and is not aware of any other facts or circumstances that may give rise to Tax being assessed after Completion but with respect to the periods prior to Completion.

19.15       Each of the Target Companies, the Material Subsidiaries and the Comstar Regions Subsidiaries has maintained complete and up-to-date records in respect of taxation as required by law to deliver correct Tax Returns (either present or future) or to claim Tax Relief and proper and sufficient Tax provisions have been made in the Accounts (including the deferred tax) and the stand-alone RAS accounts of UTS, as the case may be.

20.          Litigation

20.1         Except as disclosed in Schedule 20.1 to the Disclosure Letter, no Group Company is involved as a party in any Material Litigation and, so far as the Vendors are aware, no such proceedings have been threatened in writing by or against any Group Company.

20.2         Except as disclosed in Schedule 20.2 to the Disclosure Letter, so far as the Vendors are aware, there are no material investigations or other circumstances, matters or facts in existence which might reasonably be expected to give rise to material proceedings, and no Group Company has received written notice of any current or pending investigation by a Governmental Entity concerning any Group Company.

20.3         No Group Company has given any material undertaking to, nor (so far as the Vendors are aware) is subject to any material order given by, any Governmental Entity or arbitrator arising out of any proceedings which is still extant.

20.4         Except as disclosed in Schedule 20.4 to the Disclosure Letter, the Group Company has not received any written notification of any material dispute which, if pursued, may give rise to any Material Litigation.

21.          Competition

21.1         Except as disclosed in Schedule 21.1 to the Disclosure Letter, so far as the Vendors are aware none of the Group Companies is or has been a party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether legally binding or not, and whether by omission or otherwise) which:-

21.1.1      infringes any applicable anti-trust or similar legislation in any jurisdiction in which any of the Group Companies has assets or carries or intends to carry on business or where its activities may have an effect; or

21.1.2      is unenforceable or void (whether in whole or in part) or renders any Group Company liable to civil or administrative proceedings by virtue of any anti-trust or similar legislation in any jurisdiction in which any of the Group Companies has assets or carries on or intends to carry on business or where its activities may have an effect.

22.          Sensitive Payments

22.1         So far as the Vendors are aware, no officer or employee of any Group Company has made or received any Sensitive Payment in connection with any contract or otherwise. For the purposes of this paragraph 22.1 “Sensitive Payments” means:-

22.1.1      bribes, influence payments or kickbacks paid to any person, firm or company including central or local government officials or employees;

22.1.2      amounts received with an understanding that rebates or refunds will be made in contravention of any laws of any jurisdiction either directly or through a third party;

22.1.3      political contributions; or

22.1.4      payments or commitments made with the understanding or under circumstances that would indicate that all or part thereof is to be paid by the recipient as a bribe, influence payment or kickback to any person, firm or company including central or local government officials or employees.

23.          Assets, Property, Plant and Equipment

23.1         (a)    Except as set forth in Schedule 23.1 to the Disclosure Letter, all assets which are necessary for the operation of business of the Group Companies in all material respects in the manner in which it is currently operated are legally and beneficially owned by the relevant company, are in the possession and control of the relevant company, or are used by the relevant company pursuant to an enforceable contractual right

(b)   Each Group Company has full legal and beneficial title to, or has valid leases in respect of, and is in possession and control of, all assets of such Group Company included as assets or investments in the Accounts (in case of Comstar) and the stand-alone RAS accounts (in case of Group Companies, other than Comstar) or which were acquired by such Group Company since 31 December 2008, except for assets disposed of, for the full value or realized, in the Ordinary Course.

(c)    Save as Disclosed in Schedule 23.1 to the Disclosure Letter, none of the Group Companies has created or agreed to create any Encumbrance over or entered into any factoring arrangement in relation to its interest in any of assets, otherwise than in the Ordinary Course.

23.2         Schedule 23.2 to the Disclosure Letter contains a true, correct and complete list of all real property owned by each of the Group Companies with a book value in excess of US$2,500,000 (the “Owned Real Property”) and the following information with respect to each such property: (i) the correct street address of the Owned Real Property; (ii) the owner of the Owned Real Property; (iii) the square meters of the Owned Real Property (both of land plots and buildings thereon); (iv) the date of the primary instrument pursuant to which the Group Company has acquired its title to the Owned Real Property; (v) a brief description of the current use of such Owned Real Property; (vi) a brief description of any Encumbrance on the Owned Real Property. Each Group Company has good title to and ownership of, and is the owner of record of, its Owned Real Property free of all Encumbrances. Each relevant company’s rights to its Owned Real Property are properly registered in accordance with applicable law.

23.3         (a)    Schedule 23.3 to the Disclosure Letter contains a true, correct and complete (i) list of all leases and subleases involving payments of at least US$100,000 per year under which the a Group Company has the right to use or occupy any real property other than those with other Group Companies or with subsidiaries of MTS (the “Leased Real Property” and, together with the “Owned Real Property”, the “Real Property”) and (ii) all lease and sublease agreements involving total annual rent payments of at least US$200,000 under which a Group Company leases or subleases to any third party the use of any of the Real Property other than those with other Group Companies or with subsidiaries of MTS (the “Rented Real Property”), to which in either case the relevant company is a party or is bound (including any material ancillary documents, amendments, supplements, modifications or side agreements, if any) (the “Leases”); and

(b)   so far as the Vendors are aware, each of the Leases is valid and legally binding and enforceable against the counterparty(ies) thereto in accordance with its terms, and there is no material default or event of default (or any event that with notice or lapse of time or both would become a material default or event of default) that would permit termination, modification or acceleration of a Lease by the relevant Group Company or by any relevant counterparty;

(c)    neither the Vendors nor any Group Company have received written notice from the counterparty to any Lease specifying an intention not to renew such Lease upon its expiration, on substantially the same terms and conditions as the current Lease, aside from the adjustment of rent to levels prevailing in the market(s) concerned.

23.4         So far as the Vendors are aware, there exist no unexpired option agreements, rights of first refusal or other unexpired rights benefiting any third parties with respect to the purchase or lease of any Owned Real Property. Other than the Leases, none of the Owned Real Property is subject to any lease, sublease or other agreement granting to any third party any right to the use, occupancy or enjoyment of such Owned Real Property.

23.5         So far as the Vendors are aware, each applicable Group Company has obtained all material land and building permits necessary for the present use and operation of each part of the Real Property.

24.          Labor Matters; Employees

24.1         Each Group Company is in material compliance with all applicable laws relating to labor matters, including those laws respecting terms and conditions of employment and termination of employment.

24.2         The execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee, consultant, director or shareholder of any Group Company to any payment; (ii) increase the amount of compensation due to any Key Employee; (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit due to any current or former employee, consultant, director or shareholder of any Group Company; or (iv) cause any compensation to fail to be deductible under any applicable laws.

24.3         Each Group Company: (i) makes all payments (of any kind) to their respective employees as salary payments pursuant to labor contracts in accordance with their terms; and (ii) all taxes payable by any Group Company in connection with employee compensation have been fully paid.

24.4         Except for pension payments required to be paid to the state under applicable law, no Group Company maintains or contributes to, or has any obligation to contribute to, or has any liability under any pension plan, retirement plan, benefit plan, severance or termination plan, or like plan providing benefits to any current or former employee, consultant or director of any Group Company or any current or former employee, consultant or director of any entity with respect to which any Group Company is a successor, or with respect to which any Group Company has any liability, direct or indirect. Each Group Company has timely made full payment of all pension payments required to be paid to the state under the laws of its jurisdiction.

24.5         No Group Company has any share incentive, share option or profit sharing scheme other than the Employee Option Program, nor has any Group Company entered into any agreement to establish such scheme.

24.6         There are no employees employed by, or directors or officers of, any Group Company with an annual salary in excess of US$500,000, or who (excluding annual salary) are otherwise eligible pursuant to their employment arrangements (including by virtue of arrangements relating to performance, severance or retirement) to receive potential remuneration on the annual basis in excess of US$500,000, whether in cash or in kind, other than as provided by the Company’s HR department to MTS’ head of HR department in writing prior to the date hereof.

24.7         Compensation paid to the members of the boards of directors and management boards of the Company, MGTS, and Comstar Regions in 2009 shall not exceed US$2,500,000.

25.          Intellectual Property

25.1         Schedule 25.1 to the Disclosure Letter contains a complete and accurate list of all material registered Intellectual Property of the Group.

25.2         The Group owns, licenses or otherwise possesses the necessary rights, free and clear of all Encumbrances, to use the Intellectual Property necessary for the conduct of the business of the Group as currently conducted.

25.3         The Intellectual Property that is owned by the Group is valid and enforceable. There is no material action, suit, proceeding or investigation, or, to the knowledge of the Vendors, pending or threatened assertion or claim, challenging the validity or enforceability of, or contesting the Group’s rights with respect to, any of the material Intellectual Property that is owned by the Group or any agreements relating thereto.

25.4         No material Intellectual Property that is owned by the Group is subject to any order, judgment, determination or award by any Governmental Entity restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

26.          Related Party Transactions

26.1         As far as the Vendors are aware, Schedule 26.1 to the Disclosure Letter is a complete and accurate list and brief description of each shareholder, partner, director, officer, employee, or other Affiliate of any Group Company who or which is, directly or indirectly, a party to, or a beneficiary of, any transaction with any Group Company with a market value in excess of US$1,000,000 or is otherwise material for any Group Company (other than (i) employment compensation in the Ordinary Course, (ii) any transaction between the Group Companies themselves,  (iii) any transaction between any Group Company and MTS, its subsidiaries, Vendors and Vendors’ Affiliates in the Ordinary Course), and (iv) any transactions described in Note 26 of the Accounts entered into since 31 December 2008 or effective as of the Signing Date (a “Related Party Transaction”).

27.          Insolvency

27.1         Each Group Company owns property and assets having a fair valuation of not less than the aggregate amount of its debts (including Indebtedness and contingent liabilities). As calculated by reference to its quarterly balance sheets prepared under RAS, each of Target Company’s and each Material Subsidiary’s net assets exceed its charter capital.

27.2         No Group Company: (i) has been liquidated or dissolved, or is subject to a resolution to be liquidated or dissolved, and so far as the Vendors are aware, there is no action or request pending to accomplish such liquidation or dissolution; (ii) has been declared bankrupt or insolvent, and so far as the Vendors are aware there is no action or request pending to declare it bankrupt or insolvent; or (iii) so far as the Vendors are aware, is the subject to any order, petition or resolution with respect to insolvency or bankruptcy proceedings, appointment of a receiver or administrator, appointment of a trustee, or any similar actions or proceedings.

27.3         There is not, in respect of a Group Company or any part of its business, any unfulfilled or unsatisfied judgment or court order outstanding or any delay in the payment of any obligation due for payment, or any circumstance that might, in each case, lead to any of the foregoing.

SCHEDULE 3

Purchaser’s Warranties

The Purchaser warrants as follows:

1.             The Purchaser is a company duly incorporated and validly existing under the laws of the Russian Federation.

2.             Subject to Clause 4.1 of the Agreement, the Purchaser has full requisite legal right, power and authority and has obtained all consents, licences, authorisations, waivers or exemptions required to enable it to enter into and perform its obligations under this Agreement.

3.             The execution, delivery and performance of this Agreement by the Purchaser will:

(a)   not breach any provision of its charter or other Organizational Documents;

(b)   not violate any laws or regulations applicable to its business, or result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound;

(c)   not result in a breach of, or constitute a default under, any agreement, arrangements or instrument to which it is a party or by which it is bound; and

(d)   when executed, constitute valid and binding obligations of the Purchaser enforceable in accordance with its respective terms.

4.             Each person signing this Agreement on behalf of the Purchaser is duly authorised to do so.

5.             The Purchaser has sufficient financial resources, whether as a result of committed third party financing or otherwise, to meet its obligation to pay the Consideration at Completion.

6.             As of the Signing Date and Completion, the Purchaser is a wholly-owned (directly and indirectly) subsidiary of MTS, with legal and beneficial title held by MTS and/or its wholly-owned subsidiary free and clear of any Encumbrances.

SCHEDULE 4

Power Of Attorney

[on the letterhead of the respective Target Company]

Power of Attorney

This POWER OF ATTORNEY is made on [•] day of [•] in [•].

[Joint Stock Financial Corporation Sistema, a company incorporated in the Russian Federation with the main state registered number 1027700003891, whose registered office is at 17/8/9/1 Prechistenka Street, Moscow, Russian Federation (the “Company”), represented by [•], acting on the basis of [•],] OR

[Second vendor], a company incorporated in [•] with the state registered number [·], whose registered office is at [·] (“Company”), represented by [•], acting on the basis of [•],] OR

[Third vendor], a company incorporated in [•] with the state registered number [·], whose registered office is at [·] (“Company”), represented by [•], acting on the basis of [•],] OR

IN CONNECTION WITH the transfer by the Company of [•] ordinary shares in the issued share capital of [Joint Stock Company COMSTAR — United TeleSystems] OR [Closed Joint Stock Company United Telesystems] (the “Shares”) to [Purchaser] (the “Purchaser”), on the terms and conditions set out in the share purchase agreement between the Company, [second vendor], [third vendor] and the Purchaser, dated [•] (the “SPA”),

IN CONNECTION WITH any general shareholders’ meeting of [Joint Stock Company COMSTAR — United TeleSystems] OR [Closed Joint Stock Company United Telesystems], where the Company has the right to participate pursuant to the list of persons entitled to participate in a general shareholders’ meeting of [Joint Stock Company COMSTAR — United TeleSystems] OR [Closed Joint Stock Company United Telesystems] compiled prior to the registration of the Shares in the name of the Purchaser pursuant to the SPA, (the “Meeting”)

HEREBY AUTHORIZES the Purchaser, to exercise the Company’s voting rights attaching to the Shares, including (but not limited to) the right to attend and vote on the Company’s behalf at the Meeting; to submit items to be placed to the agenda of the Meeting and to propose candidates for appointment to the governing bodies of [Joint Stock Company COMSTAR — United TeleSystems] OR [Closed Joint Stock Company United Telesystems]; to review any and all documents, materials, notices, draft documents, voting ballots and information being provided to persons entitled to participate in the Meeting and to exercise any other rights and privileges in connection with the above.

The Purchaser shall have the right to delegate part or all of the powers listed herein to another person.

This Power of Attorney shall be effective from the date hereof for the period of three years.

                                                               , represented by

[Signatory] [Stamp]

SCHEDULE 5

Material Licenses

Schedule 5

Material Licenses

No.	Company Name	Service	Territory	License No.	Term of Validity
1	2	3	4	5	7
1	OJSC “Comstar-UTS”	Communication services for voice data transfers	Moscow Region	37387	10/26/2010
2	OJSC “Comstar-UTS”	Communication services on the assignment of communication channels	Moscow Region	48650	4/28/2012
3	OJSC “Comstar-UTS”	Local telephony services, save for local telephony with the use of coin-box telephones and multi-user access means	Moscow	48595	3/30/2012
4	OJSC “Comstar-UTS”	Local telephony services for communication through coin-box telephones	Moscow	48596	3/30/2012
5	OJSC “Comstar-UTS”	Telematic communication services	Moscow	48594	3/30/2012
6	OJSC “Comstar-UTS”	Communication services for cable broadcasting	Moscow	37279	12/12/2010
7	OJSC “Comstar-UTS”	Intrazone telephony services	Moscow	38981	2/16/2011
8	OJSC “Comstar-UTS”	Data communication services, save for voice data transfers	Moscow	48598	3/30/2012
9	OJSC “Comstar-UTS”	Communication services on the assignment of communication channels	Moscow Region	48650	4/28/2012
10	OJSC “Comstar-UTS”		Moscow Region	48597	3/30/2012
11	OJSC “Comstar-UTS”	Intrazone telephony services	Moscow Region	36516	11/21/2010
12	OJSC “Comstar-UTS”	Communication services for cable broadcasting	Moscow Region	37279	12/12/2010
13	OJSC “Comstar-UTS”	Telematic communication services		37386	10/26/2010
14	OJSC “Comstar-UTS”	Data communication services , save for voice data transfer	Moscow Region	37391	10/26/2010
15	OJSC “Comstar-UTS”	Communication services on voice data transfer	Moscow	48593	12/30/2012
16	OJSC “Comstar-UTS”	Long-distance and international telephony services	RF	39141	2/16/2013

No.	Company Name	Service	Territory	License No.	Term of Validity
17	OJSC “MGTS”	Local telephony services	Moscow and protective park belt	30000	12/11/2013
18	OJSC “MGTS”	Intrazone telephony services	Moscow	33531	7/28/2010
19	OJSC “MGTS”	Lease-out of communication channels	Moscow and protective park belt	29336	12/11/2013
20	OJSC “MGTS”	Data communication services	Moscow	61511	12/11/2013
21	OJSC “MGTS”	Communication services on voice data transfer	Moscow	38994	2/16/2011
22	OJSC “MGTS”	Telematic communication services	Moscow and Moscow Region	44670	12/11/2011
23	CJSC “Comstar-Direct”	Data communication services, save for voice data transfers	St. Petersburg	43498	8/30/2011
24	CJSC “Comstar-Direct”	Communication services for cable broadcasting	Moscow and Moscow Region	44052	9/21/2011
25	CJSC “Comstar-Direct”	Data communication services , save for voice data transfers	Moscow and Moscow Region	34119	8/25/2010
26	CJSC “Comstar-Direct”	Telematic communication services	Moscow	53196	8/1/2012
27	CJSC “Comstar-Direct”	Local telephony services	Moscow	26501	6/5/2013
28	CJSC “Comstar-Direct”	Communication services on the assignment of communication channels	Moscow and Moscow Region	53197	8/29/2012
29	OJSC “ESTA”	Communication services for cable broadcasting	Arkhangelsk Region	38419	40570
30	OJSC “ESTA”	Data communication services, save for voice data transfers	Arkhangelsk Region	43594	40785
31	CJSC “TRUNK”	Communication services for cable broadcasting	Astrakhan	35550	40456
32	CJSC “ITS+”	Data communication services, save for voice data transfers	V. Novgorod	36840	40524
33	CJSC “ITS+”	Communication services for cable broadcasting	V. Novgorod	37282	40524
34	CJSC “ITS+”	Local telephony services	V. Novgorod	16317	40464
35	LLC “Comtel-Vologda”	Data communication services, save for voice data transfers	Vologda	33579	40387
36	LLC “Comtel-Vologda”	Communication services for cable broadcasting	Vologda	44456	40807
37	LLC “Comtel-Vologda”	TV-broadcasting (cable television)	Vologda	8807	40060	expired
38	LLC “Elecom-service”	Communication services for cable broadcasting	Voronezh	44035	40785
39	LLC “Elecom-service”	Data communication services, save for voice data transfers	Voronezh	43919	40785
40	OJSC “Teleservice”	Data communication services, save for voice data transfers	Voronezh	37373	40533

No.	Company Name	Service	Territory	License No.	Term of Validity
41	OJSC “Teleservice”	Communication services for cable broadcasting	Voronezh	38505	40617
42	CJSC “NPO Vidis”	Communication services for cable broadcasting	Dzerzhinsk	34321	40384
43	LLC “Dudinka-InterCom”	Communication services for cable broadcasting	Dudinka	31246	40273
44	LLC “EuroTel”	Data communication services, save for voice data transfers	Ekaterinburg	44565	40799
45	LLC “EuroTel”	Communication services for cable broadcasting	Ekaterinburg	35639	40482
46	LLC “EuroTel”	Local telephony services	Ekaterinburg	19602	40820
47	LLC “TRK ‘Inter TV’“	Data communication services, save for voice data transfer services	Ivanovo	43887	40785
48	LLC “TRK ‘Inter TV’“	Communication services for cable broadcasting	Ivanovo	36276	40446
49	LLC “TRK ‘Inter TV’“	Communication services on voice data transfer	Ivanovo	46973	40904
50	LLC “‘InterTelecom”	Data communication services, save for voice data transfer services	Ivanovo	43147	40782
51	LLC “‘InterTV-Shuya”	Communication services for cable broadcasting	Ivanovo	34977	40435
52	LLC “‘InterTV-Shuya”	Communication services for cable broadcasting	Shuya	34977	40435
53	LLC “‘InterTV Cable Networks”	Communication services for cable broadcasting	Ivanovo	36121	40482
54	CJSC “‘Ivanovo Cable Networks”	Communication services for cable broadcasting	Ivanovo	46078	40926
55	CJSC “‘MARK TV”	Data communication services, save for voice data transfers	Izhevsk	33216	40387
56	CJSC “‘MARK TV”	Communication services for cable broadcasting	Izhevsk	47528	40982
57	CJSC “ESTA TELECOM”	Data communication services, save for voice data transfers	Kaluga	45475	40864
58	CJSC “ESTA TELECOM”	Communication services for cable broadcasting	Kaluga	33858	40510
59	CJSC “Comtel-Kemerovo”	Data communication services, save for voice data transfers	Kemerovo	35237	40456
60	CJSC “Comtel-Kemerovo”	Communication services for cable broadcasting	Kemerovo	53351	41186
61	LLC “TVC-North”	Communication services for cable broadcasting	Kursk	47063	40904
62	LLC “TVC-Soyuznaya”	Communication services for cable broadcasting	Kursk	47066	40904

No.	Company Name	Service	Territory	License No.	Term of Validity
63	LLC “TVC-Same”	Communication services for cable broadcasting	Kursk	47065	40904
64	LLC “TVC-Center”	Communication services for cable broadcasting	Kursk	47064	40904
65	LLC “TVC-Kursk”	Communication services for cable broadcasting	Kursk	35019	40435
66	LLC “TVC-Kursk”	Data communication services, save for voice data transfers	Kursk	35293	40456
67	LLC “TVC-Kursk”	Communication services for cable broadcasting	Kursk	50743	41050
68	LLC “TVC-Internet”	Data communication services, save for voice data transfer services	Kursk	45835	40864
69	LLC “TVC-Internet”	Communication services on voice data transfer	Kursk	45836	40864
70	CJSC “Sendee Service”	Data communication services, save for voice data transfers	Nizhny Novgorod	33783	40386	*
71	CJSC “Sendee Service”	Communication services for cable broadcasting	Nizhny Novgorod	40182	40644	*
72	CJSC “Sendee Service”	Communication services on voice data transfer	Nizhny Novgorod	39844	40644	*
73	CJSC “TSN”	Communication services for cable broadcasting	Nizhny Novgorod	47530	40982
74	LLC “TV Nets”	Data communication services, save for voice data transfers	Nizhny Tagil	34688	40435
75	LLC “TV Nets”	Communication services for cable broadcasting	Nizhny Tagil	35520	40456
76	LLC “Telesat”	Communication services for cable broadcasting	Nizhny Tagil	34190	40415
77	LLC “Kuznetsktelemost”	Communication services for cable broadcasting	Novokuznetsk	40978	40681
78	LLC “Kuznetsktelemost”	Communication services for cable broadcasting	Osinniki	46510	40885
79	CJSC “Canal-7”	Data communication services, save for voice data transfers	Norilsk	40949	40715
80	CJSC “Canal-7”	Communication services for cable broadcasting	Norilsk	40303	40782
81	LLC “TVC”	Communication services for cable broadcasting Communication services for cable broadcasting	Oryol	41447	40688
82	LLC “TVC”	Data communication services, save for voice data transfer services	Oryol	41229	40688
83	LLC “TVC”	Communication services on voice data transfer	Oryol	45837	40864

No.	Company Name	Service	Territory	License No.	Term of Validity
84	LLC “TVC”	Communication services for cable broadcasting	Oryol	45338	40878
85	LLC “TVC”	Data communication services, save for voice data transfers	Oryol	32435	40346
86	CJSC “Canal-TV”	Data communication services, save for voice data transfers	Perm	33502	40387
87	CJSC “Canal-TV”	Communication services for cable broadcasting	Perm	36166	40482
88	CJSC “Frist Perm Internet Center”	Data communication services, save for voice data transfers	Perm	35108	40497
89	CJSC “Frist Perm Internet Center”	Communication services for voice data transfers	Perm	36252	40477
90	CJSC “Frist Perm Internet Center”	Communication services for cable broadcasting	Perm	50650	41050
91	CJSC “TV Company TV-Maidan”	Communication services for cable broadcasting	Rostov	41456	40688
92	CJSC “TV Company TV-Maidan”	Data communication services, save for voice data transfer services	Rostov	42698	40752
93	CJSC “Cascade-TV”	Data communication services, save for voice data transfers	Saratov, Engels of Saratov Region	34503	40435
94	CJSC “Cascade-TV”	Communication services for cable broadcasting	Saratov, Engels of Saratov Region	37410	40568
95	CJSC “Teleradiotekhnika”	Data communication services, save for voice data transfers	Smolensk	52820	41170	*
96	CJSC “Teleradiotekhnika”	Communication services for cable broadcasting	Smolensk	39078	40590	*
97	LLC “Comtel-Taganrog”	Data communication services, save for voice data transfers	Taganrog	38162	40570
98	LLC “Comtel-Taganrog”	Communication services for cable broadcasting	Taganrog	34153	40415
99	Tambov Telecom	Communication services for cable broadcasting	Tambov	40236	40644
100	Tambov Telecom	Data communication services, save for voice data transfers	Tambov	41369	40688
101	CJSC “Simbirsk CTV”	Data communication services, save for voice data transfers	Ulyanovsk	31409	40290
102	CJSC “Simbirsk CTV”	Communication services for cable broadcasting	Ulyanovsk	42532	40736

* - Licenses are being reregistered as part of ZAO “Comstar-Regions” reorganization

SCHEDULE 6

Comstar Regions Reorganization

SCHEDULE 6

COMSTAR REGIONS REORGANIZATION

Stage	Timing	Description

Stage I	Aug 2009

The creation of closed joint stock company “Comstar-Regions” via the merger of (i) closed joint stock company Inter-TV Media, (ii) closed joint stock company Stream-TV, (iii) closed joint stock company Intersvyazservis, (iv) closed joint stock company Strategiya, (v) closed joint stock company Tsifroviye Telefonniye Seti Yug, (vi) closed joint stock company Teleradiotekhnika, and (vii) closed joint stock company Sendi Servis (indicated by red boxes on the attached corporate organizational chart labeled “Comstar Regions Reorganization Stage I”).

Stage II	Q1 2010

Merger into CJSC Comstar-Regions of CJSC Ural Telephone Company, CJSC Ivanovskiye Cable Networks, CJSC Cable Networks Inter TV, CJSC Inter-Telecom, CJSC KTV, CJSC TVK, CJSC Inter TV-Shuya, CJSC TVK-North, CJSC TVK-Union, CJSC TVK-Seym, CJSC Tambov-Telecom, CJSC TVK-Kursk, CJSC TVK-Center, CJSC Kurant CJSC TVK-Internet, CJSC Grajdan-Service, CJSC Maxima Engeneering, CJSC TVK-Kursk (indicated by green boxes on the attached corporate organizational chart labeled “Comstar Regions Reorganization Stages II-V”).

Stage III	Q2 2010

Merger into CJSC Comstar-Regions of CJSC Regional Cable Networks, CJSC P.P.I. Center, CJSC Mark-TV, CJSC NPO Vidis, CJSC Electronica (indicated by purple boxes on the attached corporate organizational chart labeled “Comstar Regions Reorganization Stages II-V”).

Stage IV	Q3 2010

Merger into CJSC Comstar-Regions of CJSC Skif-Line, CJSC Skif-Orel, CJSC Skif-Tambov, CJSC Esta-Telecom, CJSC Tversviazinform, CJSC RusLan-TV, CJSC Infotech, CJSC Networks-TV, CJSC Telesat, CJSC Comtel-Taganrog, CJSC TV-Maydan, CJSC Astro-Tel, CJSC Esta, CJSC Esta-TV, CJSC TSN, CJSC Sandy Info, CJSC Channel-7, CJSC Channe-7 Plus, CJSC Kuznetsktelemost (indicated by orange boxes on the attached corporate organizational chart labeled “Comstar Regions Reorganization Stages II-V”).

Stage V	Q4 2010

Merger into CJSC Comstar-Regions of CJSC TRC Inter-TV CJSC United Cable Network, CJSC Elecom-Service, CJSC TKK Elecom-Service, CJSC Inter-Net, CJSC GoC SALLAC, CJSC Trank, CJSC Trank-Media, CJSC Trank-Service, CJSC Comtel-Vologda, CJSC Comtel-Kemerovo, CJSC Simbirsk KTV, OJSC RTC (indicated by blue boxes on the attached corporate organizational chart labeled “Comstar Regions Reorganization Stages II-V”).

COMSTAR REGIONS REORGANIZATION STAGE I

COMSTAR REGIONS REORGANIZATION STAGES II -V

SCHEDULE 7

VENDORS BANK ACCOUNTS

Sistema’s Bank Account:

Beneficiary:    OJSC “Sistema” Joint Stock Financial Corporation
 (TIN/KPP 7703104630 / 774850001)

125 009, Moscow, 13 Mokhovaya St.,, bld. 1

Sett./acc-t No. 40702810100020007951 with OJSC “Sberbank of Russia”

BIC 044525225

Corr./acc-t No. 30101810400000000225

ECU Gest’s Bank Account:

Beneficiary:    ECU GEST HOLDING S.A.

41 Rue des Glacis, L-1628, Luxembourg

Account No. LU720824100008401001 with East-West United Bank S.A., Luxembourg

SWIFT:  EWUBLULL

Sistema Telecom’s Bank Account:

RUR Account:

LLC “Sistema Telecom” (TIN 7704721040 KPP 770401001)

Sett./acc-t No. 40702810900020008309

with OJSC “Sberbank of Russia”, Moscow

Corr./acc-t No 30101810400000000225

BIC 044525225

SCHEDULE 8

PURCHASER’S SHARE ACCOUNTS

1) Shareholders’ Register of OJSC “Comstar-UTS” (Registrar OJSC “Reestr”)

Registered entity: Limited Liability Company “Telekoms Operator”

Personal Account No.: 10114-B

2) Shareholders’ Register of CJSC “United TeleSystems” (Registrar OJSC “Reestr”)

Registered entity: Limited Liability Company “Telekoms Operator”

Personal Account No.: 4-B

3) Depositary of the Joint Stock Commercial Savings Bank of the Russian Federation (open joint stock company) — “Sberbank”

Account holder: Limited Liability Company “Telekoms Operator”

Custody account No.: 00 02 019156 01